--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           OHIO STATE BANCSHARES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         OHIO                                      6710                              34-1816546
      ---------                                   ------                             ----------
(State or jurisdiction                  (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)        Classification Code Number)             Identification No.)

                               111 S. MAIN STREET
                               MARION, OHIO 43302
                                 (740) 387-2265

         (Address and telephone number of principal executive offices)


         GARY E. PENDLETON                                             COPIES OF COMMUNICATIONS TO:
         PRESIDENT AND CHIEF EXECUTIVE OFFICER                         EDWIN L. HERBERT, ESQ.
         OHIO STATE BANCSHARES, INC.                                   WERNER & BLANK, LLC
         111 S. MAIN STREET                                            7205 W. CENTRAL AVENUE
         MARION, OHIO  43302                                           TOLEDO, OH  43617
         (740) 387-2265                                                (419) 841-8051

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


 Title of each class of                                                    Proposed maximum
    Securities to be                                Proposed maximum      aggregate offering
       registered             Amount to be         offering price per            price                Amount of
                               registered                 unit                                    Registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock
$10.00 par value                 44,000                  $69.00               $3,036,000               $280.00
---------------------------------------------------------------------------------------------------------------------


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                                [Logo]
----------

                           OHIO STATE BANCSHARES, INC.

                       UP TO 44,000 SHARES OF COMMON STOCK

RIGHTS OFFERING SUBSCRIPTION PRICE:  $66.00 per share

COMMUNITY OFFERING SUBSCRIPTION PRICE: $68.00 per share to existing shareholders; $69.00 per share to the general public; and $34.00 per share to employees.
                              ---------------------
We are offering up to 44,000 shares of common stock in this rights offering to shareholders who owned common stock as of __________, 2002. This is called the rights offering. It continues until 5:00 p.m., Eastern time, on August 28, 2002. If you are a current shareholder, you will receive, at no cost, a right to buy
0.3014 share of common stock for every share of common stock that you owned on ____________, 2002 at a price of $66.00 per share.

We may offer any unsubscribed shares to members of the general public who reside in the State of Ohio at a price of $69.00 per share, to existing shareholders at a price of $68.00 per share and to employees at a price of $34.00 per share. This is called the community offering. We are offering a total of 15 shares to each of our employees at $34.00 a share. An employee who purchases more than 15 shares in the community offering will have to pay $68.00 per share for the additional shares. If you want to participate in the community offering, you must submit your subscription documents to us before November 27, 2002 or later, if we extend the date, or to your broker or bank at least 10 days before that deadline.

We will not hold your payment in escrow. You will not receive interest on the funds you give us for subscriptions. We may return your funds, without interest, if we cancel the offering before the expiration of the rights offering, or if we do not accept your subscription in the community offering.

There is no minimum number of shares that we must sell in order to complete the rights offering or the community offering.

Community Banc Investments, Inc. will act as our underwriter for the community offering. This is a best efforts offering. The underwriter is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The following table showing the proceeds we receive assumes that we sell all 44,000 shares. We may not. We have also shown the underwriter's commission on the sale of all the shares. The underwriter's commission is $3.00 per share on sales to the general public, but it is limited to a maximum of 3% of the total offering price.


     ------------------------------------------------------------------------------------------------------------
                               PRICE TO PUBLIC            UNDERWRITING FEES            NET PROCEEDS TO COMPANY
                               ----------------           ------------------           ------------------------
     ------------------------------------------------------------------------------------------------------------
     Per Share                           $69.00                  $3.00                               $66.00
     ------------------------------------------------------------------------------------------------------------
     Total                           $3,036,000                $91,080                           $2,944,920
     ------------------------------------------------------------------------------------------------------------

Our common stock is not listed on any exchange or the NASDAQ or regularly quoted on the Over-The-Counter Electronic Bulletin Board.

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON
PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ______________, 2002.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY                                                                                           3

RISK FACTORS                                                                                                 8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                                                           11

INFORMATION ABOUT US                                                                                        11

USE OF PROCEEDS                                                                                             11

WHERE YOU CAN FIND MORE INFORMATION                                                                         11

MARKET FOR COMMON SHARES AND DIVIDENDS                                                                      12

OUR FINANCIAL INFORMATION                                                                                   13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS                                                                              13

BENEFICIAL OWNERSHIP                                                                                        13

DIRECTORS AND EXECUTIVE OFFICERS                                                                            14

EXECUTIVE COMPENSATION AND OTHER INFORMATION                                                                15

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT                                                              16

DESCRIPTION OF COMMON SHARES                                                                                17

THE OFFERING                                                                                                18

FEDERAL INCOME TAX CONSIDERATIONS                                                                           22

LEGAL PROCEEDINGS                                                                                           23

PLAN OF DISTRIBUTION                                                                                        23

LEGAL MATTERS                                                                                               23

INDEMNIFICATION                                                                                             23

EXPERTS                                                                                                     24

FINANCIAL STATEMENTS
     ANNUAL REPORT FOR YEAR ENDED DECEMBER 31, 2001                                                  ANNEX A-1
     QUARTERLY REPORT ON FORM 10-QSB FOR QUARTER ENDED MARCH 31, 2002                                ANNEX A-2

                               PROSPECTUS SUMMARY

This section summarizes the information contained in this prospectus. You should read the following summary together with the information set forth under the heading "Risk Factors."

We use the term "we", the "Company" or "Ohio State Bancshares" to refer to Ohio State Bancshares, Inc., a business corporation organized under Ohio law. We use the term "the Bank" to refer to The Marion Bank, a commercial bank organized under the laws of the State of Ohio.

                           OHIO STATE BANCSHARES, INC.

         We are a one-bank holding company. We were formed in May 1996 to own the Bank, our wholly owned subsidiary. The Bank was organized in 1988. The Bank is a full-service commercial bank providing the following services to our customers:

         -        savings accounts and checking accounts;
         -        money market accounts;
         -        certificates of deposits;
         -        personal line of credit services;
         -        credit cards; and
         - commercial, residential and real estate loans and other banking services.

Our commitment to customer service in the Marion, Ohio area has enabled us to increase our total assets by 25% and our net income by 98% from December 31, 2000 to December 31, 2001. As of March 31, 2002, our total assets were $89,920,000. Since the opening of the Bank in 1988, we have focused our business primarily on:

         - pursuing a deposit gathering strategy of offering money market checking and savings accounts; and
         - serving small to mid-sized businesses, professionals and their families with loans and other banking services.

         We have experienced significant asset growth and achieved continuing profitability:

         - Total assets increased to $91.4 million at December 31, 2001 from $73 million at year- end 2000 and $69.1 million at year-end 1999. At March 31, 2002, our total assets were $89.9 million.
         - Net income increased to $653 thousand ($4.47 per share- basic and diluted) for the year ended December 31, 2001 from $329 thousand ($2.26 per share - basic and diluted) for the same period in 2000 and $436 thousand ($3.10 per share - basic and diluted) for the same period in 1999. For the three months ended March 31, 2002, our net income was $215 thousand ($1.47 per share - basic and diluted) as compared to $160 thousand ($1.10 per share- basic and diluted) for the three months ended March 31, 2001.
         - For the year ended December 31, 2001 our loan portfolio grew by 10.2% or $5.3 million, as compared to December 31, 2000, and increased by .5%, or $306 thousand, at March 31, 2002 as compared to December 31, 2001.

Our principal executive offices are located at 111 South Main Street, Marion, Ohio 43302. Our main telephone number is (740) 387-2265.

                                  THE OFFERING

The offering.......................         This offering consists of both a
                                            rights offering and, to the extent
                                            any shares offered by this
                                            prospectus remain unsubscribed, a
                                            community offering.

Offering price.....................         $66.00 per share for the RIGHTS
                                            OFFERING.

                                            $68.00 per share to existing
                                            shareholders, $69.00 per share to
                                            the general public and $34.00 per
                                            share to employees (up to a total of
                                            15 shares per employee) for the
                                            COMMUNITY OFFERING. Employees who
                                            want to purchase more then 15 shares
                                            in the community offering will pay
                                            $68.00 per share for the additional
                                            shares.

Rights Offering:

        Eligible shareholders......         You are eligible to purchase stock
                                            in the rights offering if you owned
                                            shares of our common stock on
                                            _______________, 2002.

        Subscription rights........         If you are an eligible shareholder,
                                            you will have the right to purchase
                                            a 0.3014 share of our common stock
                                            for every share of common stock you
                                            owned as of __________________,
                                            2002. There is no minimum amount of
                                            shares you must purchase using your
                                            subscription rights.

                                            When determining the number of
                                            shares we will issue, multiply the
                                            number of shares you own by 0.3014
                                            and round down to the nearest whole
                                            number. For example, if you own 175
                                            shares, you may subscribe for 52
                                            shares (175 shares x 0.3014 = 52.745
                                            shares, rounded down to 52 shares,
                                            the nearest whole number).

        Non-transferability of
        rights.....................         Your subscription rights are not
                                            transferable. Shares issued upon
                                            exercise of your subscription rights
                                            will be issued in the same
                                            recordholder's name.

        No fractional rights.......         We will not issue fractional rights,
                                            and we will not pay cash in place of
                                            rights or fractional shares.

        Persons wishing to exercise
        rights for the benefit of
        others.....................         Brokers, banks, trustees, and other
                                            individuals or entities that hold
                                            common stock for the account of
                                            others may, if authorized by the
                                            beneficial owner, complete the
                                            subscription agreement and submit it
                                            to us with the proper payment.

        Expiration of the rights
        offering...................         The rights offering will expire on
                                            August 28, 2002, at 5:00 p.m.,
                                            Eastern Time. After the expiration
                                            date, you will no longer be able to
                                            purchase shares through the exercise
                                            of your subscription rights.
                                            However, you will be able to
                                            subscribe for shares in the
                                            community offering.

Community Offering:

        Community offering.........         We may offer to the general public
                                            in the State of Ohio shares that
                                            have not been subscribed for, if any
                                            remain. There is no minimum amount
                                            of shares you must purchase.

        Shares available...........         We will first fill all subscriptions
                                            received in the rights offering. Any
                                            remaining shares may be offered to
                                            the public in the community
                                            offering, including our current
                                            shareholders who want to purchase
                                            additional shares. To the extent
                                            shares are available, we will permit
                                            our employees to purchase up to 15
                                            shares each at a price of $34.00 per
                                            share, in consideration of their
                                            valuable services as our employees.
                                            We estimate that this offer to our
                                            employees will require at most 510
                                            shares.

        Expiration of the community
        offering...................         The community offering will expire
                                            at the earlier of:

                                                 -   a date determined by
                                                     the board of directors;
                                                     or

                                                 -   November 27, 2002, unless
                                                     extended by us but not
                                                     later than February 12,
                                                     2002.

Both the rights offering and the
community offering are subject
to these additional conditions ....         We reserve the right to cancel the
                                            rights offering and the community
                                            offering at any time before the
                                            expiration date.

                                            Subscriptions are irrevocable once
                                            we receive them, unless we amend
                                            this offering.

                                            There is no minimum subscription
                                            amount. However, each subscriber is
                                            limited to purchasing a total of
                                            $500,000 of our stock in the
                                            community offering.

Subscription Procedures............         To subscribe for shares in the
                                            offering, you should carefully
                                            complete and sign the subscription
                                            agreement. If you are an existing
                                            shareholder please indicate the
                                            number of shares you are purchasing
                                            in the rights offering and indicate
                                            any additional shares you wish to
                                            purchase in the community offering.

                                            Forward your completed subscription
                                            agreement to our main office, which
                                            address appears below. Be sure to
                                            include a check or money order for
                                            the full amount of your subscription
                                            price. Checks and money orders will
                                            not be cashed until we accept your
                                            subscription.

                                            If your subscription is not
                                            completely filled, we will send you
                                            a check for the difference. No
                                            interest will be paid on returned
                                            subscription funds. YOUR
                                            SUBSCRIPTION IS IRREVOCABLE AFTER
                                            YOU SUBMIT THE SUBSCRIPTION
                                            DOCUMENTS.

Submit subscription agreements.....         Deliver subscription AGREEMENTS TO:

                                            By mail:
                                            Ohio State Bancshares, Inc.
                                            111 S. Main Street
                                            Marion, Ohio  43302
                                            Attn:  Ms. Cynthia L. Sparling

                                            By hand:
                                            Ohio State Bancshares, Inc.
                                            111 S. Main Street
                                            Marion, Ohio  43302
                                            Attn:  Ms. Cynthia L. Sparling

                                            By overnight courier:
                                            Ohio State Bancshares, Inc.
                                            111 S. Main Street
                                            Marion, Ohio  43302
                                            Attn:  Ms. Cynthia L. Sparling

Ownership Limits...................         Federal law prohibits you from
                                            directly or indirectly, or through
                                            or in concert with one or more
                                            persons, acquiring "control" of Ohio
                                            State Bancshares (defined to include
                                            ownership, control or the power to
                                            vote 10% or more of a class of Ohio
                                            State Bancshares voting securities)
                                            unless you provide at least 60 days'
                                            prior written notice to the Federal
                                            Reserve Board. A person is deemed to
                                            have acquired shares that he or she
                                            has the right to acquire through the
                                            exercise of options, warrants and
                                            rights. Therefore, any subscriptions
                                            in this offering that are subject to
                                            such Federal laws may, in our
                                            discretion, be deemed void in their
                                            entirety or in part, and not
                                            accepted by us.

Termination........................         We may cancel the offering at any
                                            time, in which case we will return
                                            your subscription payment without
                                            interest.

Stock certificates.................         Certificates representing shares of
                                            the common stock will be delivered
                                            to subscribers as soon as
                                            practicable after the completion of
                                            the offering. We expect that this
                                            may take two weeks or longer, due to
                                            the need to allow checks to clear.

Risk Factors.......................         An investment in shares of our
                                            common stock involves a high degree
                                            of risk. Please see "Risk Factors"
                                            beginning on page 9.

Federal Income Tax Consequences....         Your receipt or exercise of the
                                            subscription rights should not be
                                            treated as a taxable event for
                                            United States federal income tax
                                            purposes, but may have other tax
                                            effects. Employees who purchase our
                                            stock in the community offering at
                                            $34.00 per share will realize
                                            ordinary income in an amount equal
                                            to the difference between the then
                                            fair market value of the stock and
                                            the price paid.

Questions..........................         If you have any questions about the
                                            rights offering, including questions
                                            about subscription procedures and
                                            requests for additional copies of
                                            this prospectus or other documents,
                                            please contact Ms. Cynthia L.
                                            Sparling, our Corporate Secretary at
                                            (740) 387-2265.

                                  RISK FACTORS


         In addition to the other information in this prospectus, you should consider carefully the following factors in evaluating Ohio State Bancshares and our business before purchasing our common stock.

RISKS RELATED TO THE OFFERING:
-----------------------------

IF YOU ARE AN EXISTING SHAREHOLDER AND DO NOT EXERCISE YOUR FULL SUBSCRIPTION RIGHTS, YOUR PERCENTAGE OWNERSHIP AND VOTING RIGHTS OF OHIO STATE BANCSHARES WILL DECREASE.

         If you choose not to exercise your subscription rights in full, your relative ownership interest in Ohio State Bancshares will be diluted to the extent other shareholders exercise their subscription rights. Your voting rights and percentage interest in any of Ohio State Bancshares' net earnings may also be diluted if you don't exercise your rights. We are unable to determine the number of shares, if any, that will be sold in the offering.

THE OFFERING PRICE WAS DETERMINED BY OUR BOARD OF DIRECTORS AND BEARS NO RELATIONSHIP TO THE VALUE OF OUR ASSETS, FINANCIAL CONDITION OR OTHER ESTABLISHED CRITERIA FOR VALUE. OUR COMMON STOCK MAY TRADE AT PRICES ABOVE OR BELOW THIS PRICE.

         Our board of directors determined the offering price after considering a number of factors, including:

         -    Prices at which our stock has recently traded;
         -    book value and growth of our assets;
         -    past operations;
         -    cash flow;
         -    earnings trends;
         -    our overall financial condition; and
         -    our future prospects.

         The book value of each share of Ohio State Bancshares common stock as of March 31, 2002, was $43.37. The per share prices for the rights offering and the community offering are greater than this amount. The board did not assign weighting to any one factor in setting the offering price. After the date of this prospectus, our common stock may trade at prices above or below the offering price.

BECAUSE YOU MAY NOT REVOKE YOUR SUBSCRIPTION EXERCISE, YOU COULD BE COMMITTED TO BUY SHARES ABOVE THE PREVAILING MARKET PRICE.

         The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below $66.00, then you will have committed to buy shares of common stock at a price above the prevailing market price. Once you have exercised your subscription rights, you may not revoke your exercise unless we amend the offering. Moreover, you may be unable to sell your shares of common stock at a price equal to or greater than the offering price.

BECAUSE WE MAY TERMINATE THE OFFERING AT ANY TIME, YOUR PARTICIPATION IN THE OFFERING IS NOT ASSURED.

         Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend the offering. We may terminate the offering at any time. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights except to return, without interest, any subscription payments.

RISKS RELATED TO OHIO STATE BANCSHARES:
--------------------------------------

WE MAY NOT BE ABLE TO CONTINUE TO GROW THE BANK'S ASSETS AND EARNINGS AS FAST AS WE HAVE OVER THE LAST SEVERAL YEARS BECAUSE OF OUR LIMITED MARKET AREA.

         The Bank has experienced significant growth in its assets and earnings over the last several years. In the future it may be more difficult to continue this rate of growth for a number of reasons, including the fact that the Bank operates only in the Marion, Ohio area and faces significant competition in its market.

TO DATE THERE HAS BEEN VERY LIMITED TRADING IN OUR COMMON STOCK. BECAUSE OUR COMMON STOCK IS NOT LISTED ON AN EXCHANGE OR THE NASDAQ STOCK MARKET OR TRADED ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD, OUR SHARES MAY BE SUBJECT TO EXTREME PRICE FLUCTUATIONS AND YOU MAY HAVE DIFFICULTY TRADING YOUR SHARES.

         Persons who purchase our common stock may be unable to readily sell the common stock. Our common stock is not listed on any exchange or the NASDAQ stock market or traded on the Over-The-Counter Electronic Bulletin Board. Our common stock trades infrequently and with limited volume. There can be no assurance that the trading in our stock will increase. We do not currently intend to list our securities on a national securities exchange or NASDAQ at any time in the future.

BECAUSE WE FACE INTENSE AND SIGNIFICANT COMPETITION FROM MANY LARGE FINANCIAL INSTITUTIONS, OUR ABILITY TO ATTRACT DEPOSITS, MAKE LOANS OR DEVELOP OTHER LINES OF BUSINESS MAY BE ADVERSELY AFFECTED.

         Our ability to achieve strong financial performance and return on investment to shareholders will depend in part on our ability to expand our available financial services. In addition to the challenge of attracting and retaining customers for traditional banking services, our competitors now include securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that banks have not been able, or allowed to, offer to their customers in the past. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. If we fail to adequately address each of the competitive pressures in the banking industry, our financial condition and results of operations could be adversely affected.


OUR BUSINESS IS BASED UPON LENDING MONEY AND THERE IS A RISK WE WILL NOT BE REPAID.

         The risk of nonpayment of loans is inherent in commercial banking. The failure to obtain repayment of our loans could have an adverse effect on our earnings and our overall financial condition as well as the value of our common stock. We attempt to reduce our credit exposure by carefully monitoring the concentration of our loans within specific industries and through loan application and approval procedures. However, we cannot assure you that our loan underwriting standards and procedures will reduce our lending risks. Loan losses can cause insolvency and failure of a financial institution. If that were to happen to us, our shareholders could lose their entire investment.

BECAUSE WE ARE ENGAGED IN A HEAVILY REGULATED INDUSTRY, ANY CHANGES IN GOVERNMENTAL LAWS AND REGULATION AND POLICY COULD LIMIT OUR FUTURE GROWTH.

         Any changes to federal and state banking laws and regulations may negatively impact our ability to expand services and to increase the value of our business. We are subject to extensive state and federal regulation, supervision, and legislation that govern almost all aspects of our operations. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. In addition, our earnings are affected by the monetary policies of the Federal Reserve Board. These policies, which include regulating the national supply of bank reserves and bank credit, can have a major effect upon the source and cost of funds and the rates of return earned on loans and investments. The Federal Reserve influences the size and distribution of bank reserves through its open market operations and changes in cash reserve requirements against member bank deposits. The Gramm-Leach-Bliley Act regarding financial modernization that became effective in November 1999 removed many of the barriers to the integration of the banking, securities and insurance industries and is likely to increase the competitive pressures upon the Bank. We cannot predict what effect the Gramm-Leach-Bliley Act and any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, but those changes could be materially adverse to our financial performance.

BECAUSE OUR PROFITABILITY IS DIRECTLY RELATED TO INTEREST RATES, ANY CHANGES IN THESE RATES MAY ADVERSELY AFFECT OUR EARNINGS AND FINANCIAL CONDITION.

         Changes in interest rates affect our operating performance and financial condition in diverse ways. Our profitability depends in substantial part on our "net interest spread," which is the difference between the rates we receive on loans and investments and the rates we pay for deposits and other sources of funds. Our net interest spread will depend on many factors that are partly or entirely outside our control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally. Historically, net interest spreads for other financial institutions have widened and narrowed in response to these and other factors, which are often collectively referred to as "interest rate risk."

BECAUSE WE DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, ANY LOSS OF, OR OUR INABILITY TO ATTRACT, THESE PERSONNEL COULD ADVERSELY AFFECT US.

         Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required in carrying out our strategy. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected.

BECAUSE OUR ABILITY TO PAY DIVIDENDS IS SUBJECT TO REGULATORY LIMITATIONS, THERE IS NO ASSURANCE THAT WE WILL CONTINUE TO PAY DIVIDENDS.

         Although we have paid dividends on our common stock in the past, there is no assurance that we may or will continue to pay dividends in the future. Dividends are subject to determination and declaration by our board of directors, which takes into account many factors. The declaration of dividends by us on our common stock is subject to the discretion of our board and to applicable federal and state regulatory limitations. We cannot guarantee that dividends will not be reduced or eliminated in future periods. Our ability to pay dividends on our common stock depends on our receipt of dividends from the Bank. The Bank is subject to federal and state regulatory restrictions and limitations on the amount and timing of the dividends it may pay to us.

THE OHIO DIVISION OF FINANCIAL INSTITUTIONS HAS THE AUTHORITY TO ASSESS THE SHARES OF THE BANK IF THE BANK'S CAPITAL WERE TO BECOME IMPAIRED, WHICH COULD SUBSTANTIALLY REDUCE THE VALUE OF YOUR OWNERSHIP INTERESTS IN OHIO STATE BANCSHARES.

         Under Ohio law, the Ohio Division of Financial Institutions may assess the Bank's shares if the Bank's capital becomes impaired from losses or other causes. If we were to fail to pay the assessment, the Ohio Division of Financial Institutions could auction the Bank's shares to satisfy the assessment. While the common stock of Ohio State Bancshares cannot be assessed directly, in the event that we were required to invest more funds in the Bank, we might not have the funds available.

WE WILL NEED TO CONTINUE TO UPGRADE OUR TECHNOLOGY TO OPERATE EFFECTIVELY, WHICH IS EXPENSIVE.

         The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part on our ability to address the needs of our customers by using technology to provide products and services. Many of our competitors have substantially greater resources to invest in technological improvements. This technology may permit our competitors to perform certain functions at a lower cost than us. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS, ANY OF WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS AND COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

         Provisions of our Articles of Incorporation and Code of Regulations and Ohio law could have the effect of discouraging takeover attempts which certain shareholders might deem to be in their interest. For example, our board of directors is divided into three classes and each class is elected for a three-year term. These provisions could make it more difficult for our shareholders to remove members of our board of directors and may also make it more difficult for a third party to acquire us, even if the acquisition would be beneficial to you. Additional anti-takeover provisions in our Articles include "supermajority" vote and "fair price" requirements in connection with certain transactions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus, including the above risk factors section, contains "forward-looking statements" that involve risks and uncertainties. "Forward-looking statements" are statements that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology.

         You should not place undue reliance on these statements, which speak only as of the date that they were made. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and elsewhere in this prospectus. We do not undertake any obligation to publicly update or make any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

         We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                              INFORMATION ABOUT US

         Ohio State Bancshares was organized in 1996 as an Ohio corporation to own and operate the Bank. The Bank is our principal asset. The Bank offers a full range of commercial banking services. The Bank does not provide trust services but can provide access to trust services through its correspondent banks.

         Ohio State Bancshares is a bank holding company and is regulated by the Federal Reserve under the Bank Holding Company Act. The Bank is a commercial bank chartered under Ohio Law. The Bank is examined and regulated by the Ohio Division of Financial Institutions. The Federal Deposit Insurance Corporation also examines and regulates the Bank, and insures the Bank's deposits, up to applicable limits for each depositor. At May 31, 2002, we employed 29 full-time and 5 part-time employees.

         The Bank's main banking office is located in downtown Marion, Ohio. The Bank also operates a full service branch banking office at 220 Richland Road, Marion, Ohio. The Banks owns the premises for its main offices. The Bank leases the premises for its branch office under a long-term lease that expires in 2016. The Bank has two options to renew this lease for an additional five years each. These properties are suitable for our use. We believe that these properties are in excellent condition and are adequately covered by insurance.

                                 USE OF PROCEEDS

         We plan to use the net proceeds from this offering first to repay a $500,000 line of credit with a variable interest rate of 2% over daily LIBOR that matures on demand. We obtained that loan to provide capital to the Bank to support its growth. We plan to use the balance of the net proceeds from this offering to further capitalize the Bank, for working capital and general corporate purposes.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilitates at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the site address is http:\\www.sec.gov.

                     MARKET FOR COMMON SHARES AND DIVIDENDS

         Our common stock is not traded on any established securities market. For 2002 year-to-date, 2001 and 2000, we obtained the high and low bid quotations shown below from Community Banc Investments, which makes a limited market in our common stock. These quotations are inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.


                 2002                                   LOW BID                               HIGH BID
                 ----                                   -------                               --------
              1st Quarter                               $62.00                                 $62.00



                 2001                                   LOW BID                               HIGH BID
                 ----                                   -------                               --------

              1st Quarter                               $55.00                                 $55.00
              2nd Quarter                                55.00                                  57.50
              3rd Quarter                                57.50                                  57.50
              4th Quarter                                57.50                                  62.00



                 2000                                   LOW BID                               HIGH BID
                 ----                                   -------                               --------

              1st Quarter                               $51.00                                 $51.00
              2nd Quarter                                51.00                                  51.00
              3rd Quarter                                51.00                                  53.00
              4th Quarter                                53.00                                  55.00


         We do not know what prices were actually paid. We have not verified the accuracy of those prices that have been reported. Because of the lack of an established market for our stock, these prices may not reflect the prices at which the stock would trade in an active market.

         We do not have any outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. As of April 30, 2002, directors and executive officers of Ohio State Bancshares beneficially owned 46,415 shares of common stock of the Company which could be sold by them in the manner provided for the sale of securities by affiliates under SEC Rule 144. No agreement exists for Ohio State Bancshares to register its common stock held by any shareholder.

         We have 500,000 authorized and 146,000 outstanding shares of common stock held by 476 shareholders as of March 31, 2002. We paid cash dividends of $.30 per share in June and December of 2001 and 2000, resulting in a total amount of $.60 per share in each of 2001 and 2000. Our ability to pay future dividends is dependent on the ability of the Bank to pay dividends to Ohio State Bancshares. The Bank's ability to pay dividends is subject to regulatory limits and oversight. See "Risk Factors" beginning at page 9.

                            OUR FINANCIAL INFORMATION

         Our audited balance sheets as of December 31, 2001 and 2000, and our audited statements of income, cash flows and changes in shareholders' equity for the years then ended are included in our Annual Report 2001 at pages 3 through
21. A comparative summary of our selected financial data for the last 5 fiscal years is set forth at page 2 of our Annual Report 2001. Our unaudited interim financial statements for the quarter ended March 31, 2002 are set forth in Item 1 of our 10-QSB for the quarter ended March 31, 2002. Both our Annual Report 2001 and our 10-QSB for the quarter ended March 31, 2002 are attached to this prospectus and incorporated into this prospectus. Our Annual Report 2001 is attached as Annex A-1. Our 10-Q for the quarter ended March 31, 2002 is attached as Annex A-2.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND RESULTS OF OPERATION

         Management's discussion and analysis of our financial condition and results of operation for our fiscal years ended December 31, 2001 and 2000, and the quarter ended March 31, 2002, is set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" at pages 22 through 35 of our Annual Report 2001, and Item 2 of our 10-QSB for the quarter ended March 31, 2002, both of which are attached as Annex A-1 and Annex A-2 and incorporated into this prospectus.

                              BENEFICIAL OWNERSHIP

         As of April 30, 2002, the following persons were known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.


                                                Amount and Nature of
         Name of Beneficial Owner               Beneficial Ownership                       Percent of Class
         ------------------------               --------------------                       ----------------
            Theodore L. Graham                           10,777 (1)                             7.38%

      c/o Ohio State Bancshares, Inc.

            111 S. Main Street

            Marion, Ohio 43302



            Thurman R. Mathews                           13,827 (2)                             9.47%

      c/o Ohio State Bancshares, Inc.

            111 S. Main Street

            Marion, Ohio 43302



              Peter B. Miller                             8,857 (3)                             6.07%

      c/o Ohio State Bancshares, Inc.

            111 S. Main Street

            Marion, Ohio 43302

(1) Includes 10,537 shares owned by partnership of which Mr. Graham is a general partner.
(2)  Includes 12,717 shares owned by spouse.
(3)  Includes 8,797 shares owned jointly with spouse.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

         The following table sets forth the name, age, and principal occupation(s) during the past five years of each director, along with the year he or she first became a director, year of expiration of the proposed or current term as a director, and the number of shares of the Company beneficially owned by each.


                                                                                          Shares of Company
                                                                                         Stock Beneficially
                                                                            Director         Owned as of        % of
           Name              Age                 Occupation                  Since            04-30-02          Class
           ----              ---                 ----------                  -----            --------          -----
=========================================================================================================================
Samuel J. Birnbaum           85    Retired, Director of Real Estate            1988             600             0.41%
                                   Lodgekeeper Group

F. Winton Lackey             69    Partner, HLS Racks Inc. (10)                1995           2,707 (1)         1.85%

John D. Owens                71    Retired Owner, Owens Electric               1994             680 (3)         0.47%

                          THE RESPECTIVE TERMS OF EACH OF THE FOREGOING THREE DIRECTORS EXPIRE IN 2004

Peter B. Miller              65    President, Pete Miller, Inc.                1997           8,857 (8)         6.07%

Gary E. Pendleton            57    Banker, Ohio State Bancshares, Inc.         1990           1,359 (9)         0.93%

Lloyd L. Johnston            69    President, Johnston Supply Co.              1989           6,065 (2)         4.15%
                                   (Wholesale Plumbing Supplies)

                          THE RESPECTIVE TERMS OF EACH OF THE FOREGOING THREE DIRECTORS EXPIRE IN 2005

Theodore L. Graham            56    Managing Partner, Graham                   1991          10,777 (4)         7.38%
                                    Investment Co. (Warehousing and Real
                                    Estate Development)

Lois J. Fisher                53    Commercial Real Estate Development         1994             660 (5)         0.45%

Thurman R. Mathews            73    Owner, Mathews, Kennedy Ford               1994          13,827 (6)         9.47%
                                    Lincoln Mercury, Marion

Fred K. White                 67    Real Estate Agent, HER Kinney              1994             362 (7)         0.25%
                                    Properties (11)

                          THE RESPECTIVE TERMS OF EACH OF THE FOREGOING FOUR DIRECTORS EXPIRE IN 2003


=========================================================================================================================
Executive Officers and Directors as a Group (12 Persons)                                     46,415            31.79%
=========================================================================================================================

(1)  Includes 902 shares owned jointly with spouse.
(2)  Includes 5,665 shares owned by a controlled company.
(3)  Includes 240 shares owned by spouse.
(4) Includes 10,537 shares owned by partnership of which Mr. Graham is a general partner.
(5)  Includes 500 shares held in a trust of which Ms. Fisher is the Trustee.
(6)  Includes 12,717 shares owned by spouse.
(7)  Includes 362 shares owned by Fred K. White Living Trust.
(8)  Includes 8,797 shares held jointly with spouse.
(9)  Includes 300 shares owned jointly with spouse.
(10) Prior to his HLS Racks Partnership, Mr. Lackey was owner of Mid Ohio Packaging, Inc.
(11) Prior to joining HER Kinney Properties, Mr. White was Division Manager of Ohio Edison (utility company).

EXECUTIVE OFFICERS

         The following table sets forth the name and age of each of the Company's executive officers, and provides an account of the positions held by each with the Company and their business experience during the past five years.


            Name                 Age      Positions held with the Company              Business Experience
            ----                 ---      -------------------------------              -------------------
===================================================================================================================================
Gary E. Pendleton                 57      President and Treasurer               Banker and Chief Executive Officer of Company

Cynthia L. Sparling               47      Secretary                             Banker and Administrative Officer of Company

Todd M. Wanner                    28      Chief Financial Officer               Principal financial and accounting officer for the
                                                                                Company since August 2000; prior to August 2000,
                                                                                audit consultant with Crowe, Chizek and Company
                                                                                LLP, an independent public accounting firm.

Steven M. Strine                  47      Senior Vice President and             Banker and Chief Lending Officer of The Marion Bank
                                          Chief Lending Officer,                since December 1998; prior to December 1998, loan
                                          the Marion Bank.                      officer with another commercial bank.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The Company is required to provide certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the four highest paid executive officers whose base salary and bonus exceeded $100,000, for the fiscal years ended December 31, 2001, 2000, and 1999. As applied to the Company, the Company's Chief Executive Officer's compensation is required to be disclosed as follows:


                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


   Name and Principal Position              Salary ($)    Bonus ($)         Other Annual        All Other Compensation
                                    Year                                Compensation ($) (1)            ($) (2)
---------------------------------- -------- ------------ ------------- ------------------------ ------------------------
GARY E. PENDLETON, President        2001      93,600     80,000                15,169                    5,933
Ohio State Bancshares, Inc.         2000      86,100     26,838                13,784                    5,317
                                    1999      86,100     37,310                12,544                    5,391

---------------------------
(1) Includes payments in the amount of $6,913 for use of an automobile, payments in the amount of $4,900 for memberships in various clubs used primarily for Company business, and premiums in the amount of $3,356 for certain specified medical insurance benefits.

(2) Includes premiums in the amount of $1,258 paid by the Company for the benefit of Mr. Pendleton in connection with a split dollar life insurance policy, and contributions in the amount of $4,675 made by the Company on behalf of Mr. Pendleton pursuant to the Company's 401(k) plan.

CHANGE OF CONTROL AGREEMENT

         During calendar year 2000, the Company entered into a Change in Control Agreement with Mr. Pendleton. The terms of the agreement provide that in the event of a sale, merger or similar transaction of the Company in which the Company is not the surviving corporation, Mr. Pendleton is entitled a severance payment equal to three times his annual compensation, which is defined to include his then current Salary plus his previous year's cash bonus. The severance payment is payable in the event of his involuntary termination of employment within two years of the Change in Control or his voluntary termination during the period beginning three months following the Change in Control and ending six months after the Change in Control. In addition, Mr. Pendleton is entitled under the terms of the Agreement to receive certain health, disability, dental and life insurance, and other benefits, for a two-year period following a Change in Control. The agreement provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Pendleton, which are deemed "excess parachute" payments under the provisions of
Section 280G of the Internal Revenue Code.

         "Change of Control of the Company" is defined in the Change of Control Agreement to mean: (i) the acquisition by a person or persons acting in concert with the power to vote 35 percent or more of a class of the Company's voting securities; (ii) during any period of two (2) consecutive years during the term of the Change of Control Agreement individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board; (iii) any merger, consolidation or similar reorganization the consequences of which cause members of the Board of Directors in office immediately prior to such transaction to constitute less than a majority of the Board thereafter; and, (iv) any merger, consolidation or reorganization is consummated with another corporation which causes the shareholders of the Company to own less than 50% of the combined voting power of the merged, consolidated or reorganized entity.

SUPPLEMENTAL RETIREMENT PLAN

         During 1996, the Corporation entered into an Executive Indexed Salary Continuation Plan (the "Supplemental Plan") with Mr. Pendleton. The purpose of the Supplemental Plan is to supplement Mr. Pendleton's retirement income. Pursuant to the terms of the Supplemental Plan, annually the Company will accrue a non-qualified pension benefit for the benefit of Mr. Pendleton in an amount equal to the excess return earned on a Company owned insurance product (the "Policy") over the Bank's opportunity cost as defined in the Supplemental Plan. At Mr. Pendleton's retirement he will be entitled to receive the accrued deferred benefits in a lump sum cash payment or on an annuity basis. It is impossible to predict the future value of such deferred compensation due to the uncertainty of the future Policy yield. The Policy is currently valued at $1,144,458 upon which a guaranteed rate of 4% is called for under its terms. For 2001 the Company accrued approximately $37,000 of expense under the terms of this plan for the benefit of Mr. Pendleton. The benefits accrued under the Supplemental Plan are subject to a vesting schedule except in the case of death, disability or a change of control of the Company.

DIRECTORS' COMPENSATION

         Directors are paid $ 400 per month, other than the Chairman of the Board, $100 of which is retained and paid at year end provided Board attendance is not less than 75%. The Chairman of the Board receives $475 per month, $125 of which is retained and paid at year end provided Board attendance is not less than 75%.

                 RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

         Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had transactions with the Company (through The Marion Bank) in the ordinary course of the Company's business in 2001. In addition to deposit accounts with The Marion Bank, these transactions consisted of extensions of credit in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collection or present other unfavorable features.

         The Company, through its subsidiary, expects to have in the future, banking transactions, in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.


                          DESCRIPTION OF COMMON SHARES

GENERAL

         We are authorized to issue 500,000 common shares, $10 par value per share. As of April 30, 2002, 146,000 shares were issued and outstanding.

         Holders of shares are entitled to dividends when and if declared by our board of directors out of legally available funds. Voting rights are vested in holders of the shares, each share being entitled to one vote. Holders of shares have cumulative voting rights in electing directors. Holders of shares have preemptive rights to subscribe to additional shares that we may issue, with some exceptions. Those exceptions include the sale of our shares that have been repurchased by us and held in treasury or shares issued on the exercise of stock options where shareholder approval has been obtained for the stock options.

ANTITAKEOVER PROVISIONS

         The Articles of Incorporation of Ohio State Bancshares require the affirmative vote of 80% of our outstanding voting power to approve certain business transactions (such as mergers or a disposition of substantially all of its assets) involving an "interested shareholder", defined as another person or entity owning ten percent or more of the outstanding capital stock of the holding company, unless first approved by two-thirds of our directors not affiliated with the interested shareholder. The Articles of Incorporation also require the approval of two-thirds of the outstanding shares, exclusive of shares held by the interested shareholder, or the payment of a "fair price," as defined in the Articles of Incorporation, for any shares acquired by an interested shareholder, unless approved by two-thirds of the directors who are not affiliated with the interested shareholder.

         Under Ohio law, a merger involving the Company where it is not the surviving corporation requires the affirmative approval of shareholders holding at least two-thirds of the voting power of the Company.

         We believe that encouraging a prospective acquirer of the Company to negotiate directly with our board of directors is beneficial to all shareholders. However, these provisions may have the effect of discouraging takeover attempts of the Company which are not supported by management.

         We are also subject to the "Ohio Control Share Acquisition Act" which gives significant rights to shareholders. This Act provides that certain notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

          -    one-fifth or more but less than one-third of the voting power;
          -    one-third or more but less than a majority of the voting power;
               or
          -    a majority or more of the voting power.

         Ohio State Bancshares is an "issuing public corporation". Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a special meeting of shareholders at which at least a majority of the voting power is represented in person or by proxy, the acquisition is approved by both:

          - a majority of the voting power of the corporation represented in person or by proxy at the meeting, and
          - a majority of the voting power at the meeting exercised by shareholders, excluding:

          -    the acquiring shareholder,
          -    directors of the corporation who are also employees,
          -    executive officers appointed by directors of the Company, and
          - persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

CLASSIFICATION OF BOARD OF DIRECTORS AND SUPERMAJORITY REMOVAL PROVISION

         Our board of directors is divided into three classes of approximately equal numbers of directors, with the term of office of one class expiring each year. This provides a greater likelihood of continuity, knowledge and experience on the Company's Board of Directors. This also means that any person who may attempt to take over Ohio State Bancshares would have to deal with the current board of directors because even if that person acquires a majority of the outstanding voting shares, that person might be unable to change the majority of the board of directors at any one shareholder meeting.

LIQUIDATION RIGHTS

         In the event of liquidation, the holders of our common stock are entitled to certain rights as to assets distributable to shareholders on a pro rata basis after satisfaction of our debts.

PREEMPTIVE RIGHTS

         Our shareholders have preemptive rights. Preemptive rights permit a shareholder to subscribe to a sufficient number of shares so as to maintain their relative pro rata ownership upon the issuance of additional shares by a corporation, except in certain circumstances. If a current shareholder elects to purchase their pro rata number of shares under this offering, they will have achieved the effect of preemptive rights in connection with this offering of our stock.

DISSENTERS' RIGHTS

         Our shareholders have dissenters' rights in certain transactions pursuant to Ohio law, which includes mergers and consolidations.

CUMULATIVE VOTING

         Our shareholders have the right to elect cumulative voting in the election of directors. A shareholder voting cumulatively may cast the number of shares he owns times the number of directors to be elected in favor of one nominee or allocate such votes among the nominees as he determines.

                                  THE OFFERING

THE RIGHTS OFFERING

         We are offering our shareholders the right to subscribe for and purchase up to an aggregate of 44,000 shares of common stock at $66.00 per share. Only those shareholders that owned common stock on ____________, 2002, will receive subscription rights to purchase stock in the rights offering. You do not have to buy any minimum number of shares to participate in the offering.

         Each subscription right provides you with the opportunity to purchase
0.3014 share of common stock for every share of common stock you owned at the close of business on ______________, 2002. In determining the number of shares of common stock a shareholder will have the right to buy, we will round down to the nearest whole number. We will not issue fractional subscription rights and we will not pay cash in place of subscription rights or fractional shares.

THE COMMUNITY OFFERING

         If there are any shares that are not subscribed for in the rights offering, we may offer them to the public within the State of Ohio at $69.00 per share, to shareholders at $68.00 per share and employees at $34.00 per share, starting on August 29, 2002. Employees may only purchase 15 shares at $34.00 per share. Employees may purchase additional shares at $68.00 per share. You do not need to be a current shareholder in order to participate in the community offering. You do not have to buy a minimum number of shares to participate. We reserve the right to accept or reject, for any reason, any subscription for shares tendered to us in the community offering. We may also determine not to proceed with the community offering even if we have conducted the rights offering.

         If there is an oversubscription of shares in this community offering, we will allocate the shares among the subscribers. We will be taking into account the following factors:

          -    the timing of receipt of your subscription;
          -    the amount of the subscription;
          -    whether the subscriber is an existing shareholder or employee;
               and
          -    whether the subscriber is an existing customer of the Bank.

         It is our intention to encourage broad ownership of our stock among persons who live or work in our primary market area. We also want to encourage ownership of our stock by our employees.

         If you request and pay for more shares than we allocate to you, we will refund your overpayment, without interest.

         No subscriber will be able to purchase more than $500,000 of stock in the community offering.

CERTIFICATES FOR SHARES

         You will receive certificates representing the shares that you purchase as soon as practicable after the closing of the offering.

EXPIRATION DATES

         RIGHTS OFFERING

         The rights offering will expire at 5:00 p.m., Eastern Time, on August 28, 2002. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS ON OR BEFORE THAT TIME, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE AND THEREFORE BE NULL AND VOID. ANY SUBSCRIPTION AGREEMENT RECEIVED AFTER THAT TIME WILL BE TREATED AS A SUBSCRIPTION IN THE COMMUNITY OFFERING AND WILL BE SUBJECT TO SHARE AVAILABILITY AND OVERSUBSCRIPTION PROCEDURES IF NECESSARY.

         We may reject any subscription agreement submitted in the rights offering that we receive after 5:00 p.m. on the expiration date, regardless of when the documents were originally mailed. Shareholders who wish to participate in the rights offering should submit their subscription agreement to us by the expiration date, or to their broker, bank or other record holder at least 10 days before the expiration date, to allow the broker, bank or other record holder sufficient time to carry out those instructions.

COMMUNITY OFFERING

         The community offering will commence on August 29, 2002 and will expire at the earlier of:

          -    a date selected by the board of directors; or
          - November 27, unless extended by us, but no later than February 12, 2003.

DETERMINATION OF OFFERING PRICE

         Our board of directors determined the offering prices after considering the following factors:

          -    prices at which our stock has recently traded;
          -    the book value of our assets;
          -    the growth of our assets;
          -    our past operations;
          -    our cash flow;
          -    our earnings;
          -    the growth of our earnings;
          -    our overall financial condition; and
          -    our future prospects.

         We also want to encourage ownership of our stock by our employees. The board did not consider any one factor to be more important than any other in determining the offering prices.

SUBSCRIPTION PROCEDURES

         You should follow these procedures to purchase stock in the offering. To participate in the offering, you must submit a subscription agreement for the appropriate offering, together with full payment of the offering price for all your desired shares. Those who hold common stock for the account of others, such as brokers, banks, trustees or depositories, should notify the beneficial owners of those shares as soon as possible to ascertain the beneficial owners' intentions and to obtain instructions with respect to the rights offering.

         RIGHTS OFFERING. A subscription agreement exercising rights under the rights offering must be properly executed and received by us, together with full payment for these shares, before 5:00 p.m., Eastern time, on August 28, 2002. You should also indicate on the same form the number of shares you would like to purchase in the community offering. You must enclose full payment for all shares ordered when submitting the subscription agreement. If received late, the entire number of shares ordered in the subscription agreement will be treated solely as a subscription in the community offering.

         COMMUNITY OFFERING. A subscription agreement for shares in the community offering must be properly executed and received by us, together with full payment for these shares, before 5:00 p.m., Eastern time, on November 27, 2002, unless we extend the expiration date or close the offering at an earlier date.

         Payment of the offering price must be made by cashier's check, personal check or bank draft drawn upon a U.S. bank or money order, in all cases payable to "Ohio State Bancshares, Inc."

         If you wish to pay by uncertified personal check, please note that your check may take five business days or more to clear and, therefore, we may hold the processing of your certificates for up to ten business days following the closing of the offering. You are urged to arrange for payment by certified, cashier's check or money order.

         Deliver the subscription agreements and payments by mail, hand delivery or overnight courier, as follows:


BY MAIL:                                  BY HAND:                                  BY OVERNIGHT COURIER:
--------                                  --------                                  ---------------------
Ohio State Bancshares, Inc.               Ohio State Bancshares, Inc.               Ohio State Bancshares, Inc.
111 S. Main Street                        111 S. Main Street                        111 S. Main Street
Marion, Ohio  43302                       Marion, Ohio  43302                       Marion, Ohio  43302
Attention: Cynthia L. Sparling            Attention: Cynthia L. Sparling            Attention: Cynthia L. Sparling


         If you are an existing shareholder and do not indicate the number of shares to be purchased or do not forward full payment of the offering price, you will be deemed to have exercised your subscription rights only to the extent of the payment received. If there are any remaining funds from your payment, we will treat them as your payment toward a subscription in the community offering. New investors will be deemed to have subscribed for the number of shares for which payment is delivered.

         The delivery method used for the subscription agreement and payment for the related shares will be at your election and risk. If sent by mail, it is recommended that your subscription agreement and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery and clearance of payment prior to the expiration date.

         Our answers to all questions concerning the timeliness, validity, form and eligibility of any subscription will be final and binding. We may, in our sole discretion, waive any defect or irregularity, permit a defect or irregularity to be corrected within any time as we may determine, or reject the purported exercise of any right. Subscriptions are not deemed received or accepted until all irregularities are waived or cured within the time that we determine in our discretion. We have no duty to notify you of any defect or irregularity in connection with the submission of your subscription agreement or incur any liability for failure to give notification.

         If you have any questions concerning the rights offering or these subscription procedures, or if you would like additional copies of this prospectus or other documents, please contact: Ms. Cynthia L. Sparling, Secretary at (740) 387-2265.

NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

         Only you may exercise your subscription rights. You may not sell, give away or otherwise transfer your subscription rights.

NO REVOCATION AFTER EXERCISE OF RIGHTS OR SUBSCRIPTION IN COMMUNITY OFFERING

         After you exercise your subscription rights or subscribe for shares in the community offering, you may not revoke that exercise or subscription unless we amend the terms of this offering (as described below). You should not exercise your subscription rights or submit a subscription in the community offering unless you are certain that you wish to purchase shares of our common stock.

AMENDMENT AND TERMINATION OF OFFERING

         We reserve the right to amend the terms and conditions of this offering at any time. If we make an amendment that we consider significant, we will:

          - mail notice of the amendment to all shareholders who owned shares of common stock on ________________________, 2002;
          -    extend the expiration date of the offering by at least 14 days;
               and
          - allow you at least 10 days to revoke any prior subscriptions, in whole or in part.

         In all other cases, subscriptions will be irrevocable.

         We also reserve the right to terminate the rights offering at any time, in our discretion, in which case all subscriptions will be canceled, and we will return all subscription payments to subscribers. If we terminate the rights offering, we will also terminate the community offering. We may also determine not to proceed with the community offering even if we have conducted the rights offering.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE OFFERING

         Assuming we issue all of the 44,000 shares of common stock being offered by this prospectus, we will then have 190,000 shares of common stock issued and outstanding. This would represent a 30% increase in the number of outstanding shares of our common stock. If you are an existing shareholder and you do not exercise your subscription rights, the percentage of common stock that you hold could significantly decrease after the offering.

CERTAIN OWNERSHIP LIMITS AND REPORTING REQUIREMENTS

         Federal law prohibits you from directly or indirectly, or through or in concert with one or more persons, acquiring "control" of us (defined to include ownership, control or the power to vote 10% or more of a class of our voting securities) unless you provide at least 60 days' prior written notice to the Federal Reserve Board. A person is deemed to have acquired shares that he or she has the right to acquire through the exercise of options, warrants and rights. Therefore, any subscriptions in this offering that are subject to such Federal laws may, in our discretion, be deemed void in their entirety or in part, and not accepted by us.

         Any person or group that acquires direct or indirect beneficial ownership of more than 5% of the outstanding shares of our common stock will be subject to SEC reporting requirements under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. In addition, any person or group that acquires direct or indirect beneficial ownership of more than 10% of the outstanding shares of our common stock will be subject to further SEC reporting requirements under Section 16(a) of the Exchange Act and may become liable under Section 16(b) of the Exchange Act for reimbursement of any "short-swing profits." Please consult with your attorney to see if these rules will apply to you.

NO RECOMMENDATIONS

         We are not making any recommendation as to whether or not you should exercise your subscription rights. You should make your decision based on your own assessment of your best interests.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summarizes the material federal income tax consequences of the rights offering. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete discussion of all federal income tax consequences of the rights offering, and, in particular, may not address federal income tax consequences applicable to shareholders subject to special treatment under federal income tax law. In addition, this summary does not address the tax consequences of the rights offering under applicable state, local or foreign tax laws. This discussion assumes that your shares of Ohio State Bancshares stock and the subscription rights and shares issued to you pursuant to the rights offering constitute capital assets.

         Receipt and exercise of the subscription rights distributed pursuant to the rights offering is intended to be nontaxable to shareholders, and the following summary assumes you will qualify for such nontaxable treatment. We have not sought, nor do we intend to seek, any ruling from the IRS related to the tax matters described below. This discussion is included for your general information only. You should consult your tax advisor to determine the tax consequences to you of the rights offering in light of your particular circumstances, including any state, local and foreign tax consequences.

TAXATION OF SHAREHOLDERS

OHIO STATE BANCSHARES INTENDS THAT THE RIGHTS OFFERING WILL QUALIFY AS NONTAXABLE TO YOU. YOU SHOULD NOT RECOGNIZE ANY GAIN OR OTHER INCOME UPON RECEIPT OF A SUBSCRIPTION RIGHT, ANY LOSS UPON THE EXPIRATION OF A SUBSCRIPTION RIGHT, OR ANY GAIN OR LOSS ON THE EXERCISE OF A SUBSCRIPTION RIGHT.

         The Company has received an opinion of Werner & Blank, LLC, to the effect that, for federal income tax purposes: (i) neither the receipt nor the exercise of the rights will result in taxable income to shareholders; (ii) no deductible loss will be realized if rights are allowed to expire without exercise; (iii) the tax basis of shares acquired upon the exercise of rights will be the subscription price; and (iv) there is no allocation of an existing shareholder's tax basis in current shares held to such rights, whether or not such rights are exercised, because (based upon the limited time period in which shareholders have the option to exercise their rights and the fact that the purchase price per share paid upon the exercise of a right is substantially equal to the per share price of the shares sold in the community offering) the Company has determined that such value is zero. No independent determination of the value of the rights distributed has been made.

EMPLOYEES

         Employees who purchase shares of common stock in the community offering at $34.00 per share will realize ordinary income at the time of purchase in an amount equal to the difference between the then fair market value of the shares purchased at that price and the price paid for the shares. The Company will be entitled to a deduction in the same amount, which will not exceed $17,340 in total.

                                LEGAL PROCEEDINGS

         We are not currently a party to any litigation nor are we aware of any threatened litigation against the Bank or us other than routine litigation incidental to the conduct of our business.

                              PLAN OF DISTRIBUTION

         On or about ______, 2002, we will commence the rights offering by distributing the subscription rights and copies of this prospectus, together with a copy of subscription agreements, to individuals who owned shares of our common stock on __________, 2002. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription agreement and return it, with payment for the shares to us. If you have any questions, you should contact Ms. Cynthia L. Sparling at (740) 387-2265. See "The Offering - Subscription Procedures."

         At the same time, we will commence the community offering by distributing copies of this prospectus and the community offering subscription agreements to interested investors who are not already our stockholders. Persons who wish to purchase stock in the community offering must complete the subscription agreement and return it, with the required payment for the shares, to us. See "The Offering - Subscription Procedures."

         We will hold all subscription agreements received in the offering and will be responsible for processing refunds, in case of cancellation of the offering, to stockholders. Our transfer agent, the Bank, will be responsible for delivering stock certificates at the conclusion of the offering. We will pay all fees and expenses of our transfer agent in connection with the offering. You will be responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the purchase of stock in this offering.

         Our total expenses for this offering, other than commissions paid to Community Banc Investments, Inc. will approximate $65,280.

                                  LEGAL MATTERS

         Werner & Blank, LLC, will deliver an opinion to us about the validity of the issuance of shares of our common stock in this offering.

                                 INDEMNIFICATION

         The Articles of Incorporation of the Company and Ohio law contain certain indemnification provisions which provide that directors and officers will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

         Even when a case or dispute is not ultimately determined on its merits (i.e. settled), the indemnification provisions of the Articles of Incorporation and Ohio law provide that the Company will indemnify directors and officers when they meet the applicable standard of conduct. The applicable standard of conduct is met if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the board of directors, a disinterested committee of the board, the shareholders or independent legal counsel in each specific case.

         The Articles of Incorporation of the Company and Ohio law provide that these indemnification right are not exclusive of any other indemnification rights to which an officer or director may be entitled under any resolution or agreement approved by a majority vote of shareholders. The Company may also provide for greater indemnification if it chooses to do so.

         Subject to the limits described below, the Articles of Incorporation require that the Company indemnify its present and past directors for personal liability for monetary damages resulting from breach of their fiduciary duty as directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the directors' duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the director derived an improper personal benefit.

         The Company also maintains a directors' and officers' liability insurance policy, including reimbursement of the Company, in order to provide indemnification to directors and officers.

         Our underwriting agreement with Community Banc Investments, Inc. for the community offering also provides that the Company will indemnify Community Banc Investments, Inc. against liabilities, including civil liabilities under the Securities Act of 1933, that are based on the actions of the Company or its other agents in connection with the offering.

                                     EXPERTS

         The audited consolidated financial statements in this registration statement from our Annual Report 2001 included in Annex A-1 have been audited by Crowe, Chizek and Company LLP and have been included in reliance on their report given on their authority as experts in accounting and auditing.

                                                                       Annex A-1










                              OHIO STATE BANCSHARES
                                  Marion, Ohio

                                  ANNUAL REPORT
                                December 31, 2001

                           OHIO STATE BANCSHARES, INC.

                                 ANNUAL REPORT
                               December 31, 2001

                               TABLE OF CONTENTS


President's Letter...................................................  1

Comparative Summary of Selected Financial Data.......................  2

Financial Statements.................................................  3

        Report of Independent Auditors...............................  3

        Consolidated Financial Statements............................  4

        Notes to Consolidated Financial Statements...................  8

Management's Discussion and Analysis of Financial
    Condition and Results of Operations.............................. 22

Board of Directors................................................... 36

Officers............................................................. 37

FROM THE PRESIDENT:


As I predicted, 2001 was one of the best years ever for Ohio State Bancshares, Inc. and The Marion Bank. The work invested in reorganizing upper management and the implementation of new operating procedures is beginning to pay big dividends. The Corporation closed 2001 with over $90 million in total assets, which represents a 1-year increase of more than 25%. Net income also climbed to $653,000, its highest level ever. To our shareholders, 2001 net income represents a 10.99% return on average shareholders' equity. This is a significant improvement when compared to our five-year average, which is a respectable 9.37%.

In June of 2001, we finished our renovations to the main office. This needed expansion provides a more comfortable and private atmosphere for our customers when conducting business with our lending officers. This upgrade in facility has also created more space for our growing bookkeeping department, which will shortly be marketing our internet banking products including total bill paying capabilities.

I am energized with the thought of a new year. My primary goal is to utilize the success of 2001 as the building block of a more successful 2002 and beyond. We will continue our impressive growth rates through increased exposure to our community. Whether saving for the next holiday shopping season to saving for retirement, we offer some of the best rates in town. Also, no matter what your financing needs, from a new or used car to a first time homebuyer, we can help. Good financial products and services have a positive impact on the growth and success of our community. At Ohio State Bancshares, Inc. and The Marion Bank, we wish to do all we can to offer these products and services that allow our businesses and families to grow. As always, if you have concerns, questions or just want to chat, my door is always open, and I look forward to seeing you soon.


Sincerely,

/s/ Gary E. Pendleton

Gary E. Pendleton
President/CEO

                 COMPARATIVE SUMMARY OF SELECTED FINANCIAL DATA
                   As of or for the years ending December 31,
                    (Dollars in 000's except per share data)


                                                      2001        2000        1999        1998        1997
                                                      ----        ----        ----        ----        ----
STATEMENT OF OPERATIONS DATA
Total interest income                              $  6,148    $  5,631    $  5,083    $  4,187    $  3,649
Total interest expense                                2,924       2,661       2,252       1,890       1,646
                                                   --------    --------    --------    --------    --------
Net interest income                                   3,224       2,970       2,831       2,297       2,003
Provision for loan losses                               336         365         446         230         139
                                                   --------    --------    --------    --------    --------
Net interest income after provision for
  loan losses                                         2,888       2,605       2,385       2,067       1,864
Noninterest income                                      598         294         298         294         239
Noninterest expense                                   2,582       2,484       2,085       1,766       1,630
Income tax expense                                      251          86         138         170         126
Cumulative effect of accounting changes                  --          --          24          --          --
                                                   --------    --------    --------    --------    --------
Net income                                         $    653    $    329    $    436    $    425    $    347
                                                   ========    ========    ========    ========    ========

PER SHARE DATA:
Basic and diluted earnings per
  common share                                     $   4.47    $   2.26    $   3.10    $   3.51    $   2.86
Book value per share at year-end                      42.57       37.89       34.37       33.21       29.40
Cash dividends per share                               0.60        0.60        0.50        0.50        0.40
Number of shares used in earnings per
  share calculations                                146,000     146,000     140,799     121,242     121,200

BALANCE SHEET DATA:
Total assets                                       $ 91,407    $ 73,040    $ 69,107    $ 60,740    $ 49,794
Total securities                                     21,918      14,063      15,372      13,757      10,009
Total net loans                                      57,493      52,167      48,478      37,272      34,418
Allowance for loan losses                               714         610         507         360         311
Total deposits                                       81,787      66,946      62,731      56,069      45,909
Borrowings                                            2,837          --       1,000          --          --
Shareholders' equity                                  6,215       5,532       5,017       4,191       3,563

OPERATING RATIOS:
Total net loans to total deposits                     70.30%      77.92%      77.28%      66.47%      74.97%
Total shareholders' equity to total assets             6.80        7.57        7.26        6.90        7.16
Average shareholders' equity to
  average assets                                       7.36        7.48        7.18        7.16        7.42
Return on average equity                              10.99        6.28        9.18       11.17       10.26
Return on average assets                               0.81        0.47        0.66        0.80        0.76
Dividend payout ratio                                 13.41       26.60       16.73       14.25       13.98
Total interest expense to interest income             47.55       47.26       44.30       45.14       45.11
Allowance for loan losses
  to total loans                                       1.23        1.16        1.03        0.96        0.90

Average assets                                     $ 80,744    $ 70,108    $ 66,125    $ 53,185    $ 45,598
Average shareholders' equity                          5,942       5,244       4,748       3,808       3,383

Averages used herein, unless indicated otherwise, are based on daily averages.


--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Ohio State Bancshares, Inc.
Marion, Ohio


We have audited the accompanying consolidated balance sheets of Ohio State Bancshares, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ohio State Bancshares, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




                                        Crowe, Chizek and Company LLP

Columbus, Ohio
January 30, 2002


--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


                                                                            2001           2000
                                                                            ----           ----
ASSETS
Cash and due from financial institutions                               $  3,698,341   $  2,295,635
Interest-earning demand deposits                                          2,613,055             --
Federal funds sold                                                        1,891,000      2,414,000
                                                                       ------------   ------------
    Cash and cash equivalents                                             8,202,396      4,709,635
Interest-earning deposits                                                   449,387             --
Securities available for sale                                            17,758,732     10,397,644
Securities held to maturity (fair value 2001 - $4,177,979;
  2000 - $3,696,870)                                                      4,159,220      3,664,874
Loans, net                                                               57,493,391     52,166,770
Premises and equipment, net                                               1,469,560      1,002,708
Accrued interest receivable                                                 526,682        492,098
Other assets                                                              1,347,418        606,752
                                                                       ------------   ------------
                                                                       $ 91,406,786   $ 73,040,481
                                                                       ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                                $  9,065,846   $  7,675,081
    Interest-bearing                                                     72,720,780     59,270,451
                                                                       ------------   ------------
       Total                                                             81,786,626     66,945,532
Borrowings                                                                2,836,963             --
Accrued interest payable                                                    233,542        300,910
Other liabilities                                                           334,646        262,168
                                                                       ------------   ------------
       Total liabilities                                                 85,191,777     67,508,610

Shareholders' equity
Common stock, $10.00 par value, 500,000 shares authorized;
  146,000 shares issued and outstanding                                   1,460,000      1,460,000
Additional paid-in capital                                                2,652,709      2,652,709
Retained earnings                                                         2,058,427      1,492,741
Accumulated other comprehensive income (loss)                                43,873        (73,579)
                                                                       ------------   ------------
       Total shareholders' equity                                         6,215,009      5,531,871
                                                                       ------------   ------------
                                                                       $ 91,406,786   $ 73,040,481
                                                                       ============   ============


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 2001 and 2000

--------------------------------------------------------------------------------


                                                                      2001          2000
                                                                      ----          ----
Interest and dividend income
    Loans, including fees                                         $ 5,009,636   $ 4,706,582
    Taxable securities                                                820,413       692,632
    Nontaxable securities                                             198,909       198,328
    Federal funds sold and other                                      118,749        33,810
                                                                  -----------   -----------
      Total interest and dividend income                            6,147,707     5,631,352
Interest expense
    Deposits                                                        2,846,959     2,614,842
    Other borrowings                                                   76,575        46,354
                                                                  -----------   -----------
      Total interest expense                                        2,923,534     2,661,196
                                                                  -----------   -----------

Net interest income                                                 3,224,173     2,970,156
Provision for loan losses                                             336,500       365,000
                                                                  -----------   -----------

Net interest income after provision for loan losses                 2,887,673     2,605,156
Noninterest income
    Fees for customer services                                        457,828       265,255
    Gain on sale of loan                                               68,232            --
    Net gains (losses) on sales or calls of securities                 16,277        (2,106)
    Other                                                              55,413        30,446
                                                                  -----------   -----------
      Total noninterest income                                        597,750       293,595
Noninterest expense
    Salaries and employee benefits                                  1,210,910     1,087,229
    Occupancy and equipment                                           494,918       456,489
    Professional fees                                                 185,404       233,108
    Office supplies                                                   123,578       101,743
    Litigation settlement                                                  --        82,500
    Loan collection and repossessions                                  55,377        72,812
    Advertising and public relations                                   87,793        51,219
    Taxes, other than income                                           65,990        52,042
    Credit card processing                                             65,676        66,987
    Director expenses                                                  49,796        51,891
    Other                                                             242,417       227,326
                                                                  -----------   -----------
      Total noninterest expense                                     2,581,859     2,483,346
                                                                  -----------   -----------

Income before income taxes                                            903,564       415,405
Income tax expense                                                    250,278        86,034
                                                                  -----------   -----------

Net income                                                        $   653,286   $   329,371
                                                                  ===========   ===========

Basic and diluted earnings per share                              $      4.47   $      2.26
                                                                  ===========   ===========

Weighted average shares outstanding                                   146,000       146,000
                                                                  ===========   ===========


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 2001 and 2000

--------------------------------------------------------------------------------

                                                                                           Accumulated
                                                           Additional                         Other              Total
                                            Common          Paid-in        Retained        Comprehensive      Shareholders'
                                             Stock          Capital        Earnings        Income (Loss)         Equity
                                             -----          -------        --------        -------------         ------
Balance, January 1, 2000                 $   1,460,000    $   2,652,709    $ 1,250,970     $  (346,384)       $   5,017,295

Comprehensive income:
   Net income                                                                  329,371                              329,371
   Change in net unrealized
     gain (loss) on securities
     available for sale, net of
     reclassification and tax
     effects                                                                                   272,805              272,805
                                                                                                              -------------
       Total comprehensive
          income                                                                                                    602,176

Cash dividends declared
  ($0.60 per share)                                                            (87,600)                             (87,600)
                                         -------------    -------------    -----------     -----------        -------------
Balance, December 31, 2000                   1,460,000        2,652,709      1,492,741         (73,579)           5,531,871

Comprehensive income:
   Net income                                                                  653,286                              653,286
   Change in net unrealized
     gain (loss) on securities
     available for sale, net of
     reclassification and tax
     effects                                                                                   117,452              117,452
                                                                                                              -------------
       Total comprehensive
          income                                                                                                    770,738

Cash dividends declared
  ($0.60 per share)                                                            (87,600)                             (87,600)
                                          -------------    -------------    -----------     -----------        -------------

Balance, December 31, 2001               $   1,460,000    $   2,652,709    $ 2,058,427     $    43,873        $   6,215,009
                                         =============    =============    ===========     ===========        =============



--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2001 and 2000

--------------------------------------------------------------------------------


                                                                               2001            2000
                                                                               ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                          $    653,286    $    329,371
    Adjustment to reconcile net income to net cash from
      operating activities:
       Depreciation and amortization                                         201,645         171,973
       Net amortization of securities                                         32,578          17,690
       Provision for loan losses                                             336,500         365,000
       Deferred taxes                                                         58,055         (39,436)
       Net realized (gains) losses on sales of securities                    (16,277)          2,106
       Gain on sale of loan                                                  (68,232)             --
       Federal Home Loan Bank stock dividends                                (16,300)        (15,100)
       Change in deferred loan costs                                         (14,032)         19,949
       Change in accrued interest receivable                                 (34,584)        (42,077)
       Change in accrued interest payable                                    (67,368)         45,378
       Change in other assets and other liabilities                           71,745         315,272
                                                                        ------------    ------------
           Net cash from operating activities                              1,137,016       1,170,126

CASH FLOWS FROM INVESTING ACTIVITIES
    Securities available for sale
       Sales                                                               1,509,770       1,369,478
       Maturities, payments and calls                                      3,776,381       1,564,453
       Purchases                                                         (12,468,298)     (1,365,407)
    Securities held to maturity
       Maturities and calls                                                       --         150,000
       Purchases                                                            (500,000)             --
    Loan sale proceeds                                                     1,722,342              --
    Loan originations and payments, net                                   (7,463,693)     (4,221,490)
    Purchases of premises and equipment                                     (668,497)        (98,130)
    Purchase of certificate of deposit                                      (444,717)             --
    Purchase of bank owned life insurance                                   (698,000)       (118,000)
                                                                        ------------    ------------
       Net cash from investing activities                                (15,234,712)     (2,719,096)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net changes in deposits                                               14,841,094       4,214,336
    Proceeds from advance of long-term borrowings                          2,350,000              --
    Principle repayments of long-term borrowings                             (13,037)             --
    Net changes in short-term borrowings                                     500,000      (1,000,000)
    Cash dividends paid                                                      (87,600)        (87,600)
                                                                        ------------    ------------
       Net cash from financing activities                                 17,590,457       3,126,736
                                                                        ------------    ------------
Net change in cash and cash equivalents                                    3,492,761       1,577,766
Beginning cash and cash equivalents                                        4,709,635       3,131,869
                                                                        ------------    ------------

Ending cash and cash equivalents                                        $  8,202,396    $  4,709,635
                                                                        ============    ============

Supplemental cash flow information:
    Interest paid                                                       $  2,990,902    $  2,615,818
    Income taxes paid                                                        187,470          32,680
Supplemental noncash disclosures:
    Transfers from loans to other real estate owned
      and repossessions                                                 $    160,494    $    148,250


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Ohio State Bancshares, Inc. ("OSB") and its wholly-owned subsidiary, The Marion Bank ("Bank"), together referred to as the Corporation. Intercompany transactions and balances are eliminated in consolidation.

NATURE OF OPERATIONS: The Corporation provides financial services through its main and branch office in Marion, Ohio. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. The Corporation is primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in Marion County and contiguous counties. Accordingly, the Corporation's operations are considered by management to be aggregated in one reportable operating segment.

USE OF ESTIMATES: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and the status of contingencies are particularly subject to change.

CASH FLOW REPORTING: Cash and cash equivalents include cash, deposits with other financial institutions with maturities under 90 days and federal funds sold. Net cash flows are reported for loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less.

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as FHLB stock are carried at cost.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

LOANS: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of net deferred loan costs and the allowance for loan losses.

Interest income is reported on the interest method and includes amortization of net deferred loan costs over the loan term. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.



--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated generally on the straight-line method over asset useful lives. Maintenance and repairs are expensed and major improvements are capitalized.

FORECLOSED ASSETS: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

LONG-TERM ASSETS: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

FINANCIAL INSTRUMENTS: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amounts for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

EARNINGS PER COMMON SHARE: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not currently applicable since OSB has no potentially dilutive common shares.

DIVIDEND RESTRICTION: Banking regulations require maintaining certain capital levels and may limit the amount of dividends paid by the Bank to OSB or by OSB to shareholders.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are now such matters that will have a material effect on the financial statements.

RESTRICTIONS ON CASH: The Corporation was required to have $218,000 and $458,000 of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements at year-end 2001 and 2000. These balances do not earn interest.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of shareholders' equity.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

NEW ACCOUNTING PRONOUNCEMENTS: Statement of Financial Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" was adopted by the Corporation on January 1, 2001. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 does not allow hedging of a security which is classified as held to maturity. The adoption of SFAS No. 133 on January 1, 2001 had no impact on the Corporation's financial statements.

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this statement will only impact the Company's financial statements if it enters into a business combination.

Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which addresses the accounting for such assets arising from prior and future business combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. The Company is required to adopt this Statement on January 1, 2002 and early adoption is not permitted. The adoption of this Statement will not impact the Company's financial statements, as it has no intangible assets.

RECLASSIFICATIONS: Certain reclassifications have been made to the 2000 financial statements to be comparable to the 2001 presentation.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

Year-end securities are as follows.


                                                              2001
                                       -------------------------------------------------------
                                                        Gross          Gross
                                       Amortized      Unrealized     Unrealized      Fair
                                         Cost           Gains          Losses        Value
                                         ----           -----          ------        -----
Available for sale
    U.S. Treasury                      $    99,978   $       542    $       --    $   100,520
    U.S. government and federal
      agencies                          11,233,019       133,398       (61,948)    11,304,469
    Mortgage-backed                      6,077,920        34,650       (40,167)     6,072,403
                                       -----------   -----------   -----------    -----------
      Total debt securities             17,410,917       168,590      (102,115)    17,477,392
    Other securities                       281,340            --            --        281,340
                                       -----------   -----------   -----------    -----------
      Total                            $17,692,257   $   168,590   $  (102,115)   $17,758,732
                                       ===========   ===========   ===========    ===========

Held to maturity
    State and municipal                $ 4,159,220   $    78,354   $   (59,595)   $ 4,177,979
                                       ===========   ===========   ===========    ===========


                                                              2000
                                       -------------------------------------------------------
                                                        Gross          Gross
                                       Amortized      Unrealized     Unrealized      Fair
                                         Cost           Gains          Losses        Value
                                         ----           -----          ------        -----
Available for sale
    U.S. Treasury                      $    99,891   $       798    $       --    $   100,689
    U.S. government and federal
      agencies                           5,559,398         6,017       (66,328)     5,499,087
    Mortgage-backed                      4,584,798         1,519       (53,489)     4,532,828
                                       -----------   -----------   -----------    -----------
      Total debt securities             10,244,087         8,334      (119,817)    10,132,604
    Other securities                       265,040            --            --        265,040
                                       -----------   -----------   -----------    -----------

      Total                            $10,509,127   $     8,334   $  (119,817)   $10,397,644
                                       ===========   ===========   ===========    ===========
Held to maturity
    State and municipal                $ 3,664,874   $    73,726   $   (41,730)   $ 3,696,870
                                       ===========   ===========   ===========    ===========


Proceeds from the sales of securities available for sale during 2001 and 2000 were $1,509,770 and $1,369,478. Gross gains of $11,211 were realized on the sales in 2001 and gross losses of $2,106 were realized on the sales in 2000. In 2001, an additional $5,066 in gains were realized relating to calls of certain securities.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

Contractual maturities of securities at year-end 2001 were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.


                                     Available for sale               Held to Maturity
                                     ------------------               ----------------
                                    Amortized      Fair             Amortized      Fair
                                      Cost         Value              Cost         Value
                                      ----         -----              ----         ----
Due in one year or less           $    99,978   $   100,520        $        --   $        --
Due from one to five years          4,861,791     4,936,248                 --            --
Due from five to ten years          5,314,931     5,331,602          1,508,626     1,578,295
Due after ten years                 1,056,297     1,036,619          2,650,594     2,599,684
Mortgage-backed                     6,077,920     6,072,403                 --            --
Other securities                      281,340       281,340                 --            --
                                  -----------   -----------        -----------   -----------
                                  $17,692,257   $17,758,732        $ 4,159,220   $ 4,177,979
                                  ===========   ===========        ===========   ===========

Securities with carrying values of $9,425,000 and $6,521,000 at December 31, 2001 and 2000 were pledged to secure public deposits and for other purposes.

NOTE 3 - LOANS

Year-end loans were as follows.

                                                    2001                2000
                                                    ----                ----

Commercial                                     $  8,539,061        $  6,770,072
Installment                                      23,759,858          24,891,651
Real estate                                      24,550,130          19,801,041
Credit card                                         758,579             743,022
Other                                                50,538              35,556
                                               ------------        ------------
                                                 57,658,166          52,241,342
Net deferred loan costs                             549,213             535,181
Allowance for loan losses                          (713,988)           (609,753)
                                               ------------        ------------
                                               $ 57,493,391        $ 52,166,770
                                               ============        ============


Activity in the allowance for loan losses was as follows.

                                                        2001             2000
                                                        ----             ----

Beginning balance                                    $ 609,753        $ 506,542
Loans charged-off                                     (327,187)        (387,556)
Recoveries of previous charge-offs                      94,922          125,767
Provision for loan losses                              336,500          365,000
                                                     ---------        ---------
Ending balance                                       $ 713,988        $ 609,753
                                                     =========        =========


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

The balance of loans evaluated for impairment on an individual basis at December 31, 2001 and 2000 and for the periods then ending was not material.

Nonperforming loans were as follows.
                                                             2001         2000
                                                             ----         ----

        Loans past due over 90 days still on accrual       $167,839    $  6,013
        Loans on nonaccrual                                 225,473     140,027

Nonperforming loans include smaller balance homogeneous loans such as residential real estate, installment and credit card loans that are collectively evaluated for impairment.

NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows.


                                                              2001              2000
                                                              ----              ----
        Land                                              $   115,875       $   115,875
        Building and improvements                           1,012,345           559,834
        Furniture, fixtures and equipment                   1,361,143         1,145,157
        Leasehold improvements                                 57,559            57,559
                                                          -----------       -----------
           Total cost                                       2,546,922         1,878,425
        Less accumulated depreciation                      (1,077,362)         (875,717)
                                                          -----------       -----------

                                                          $ 1,469,560       $ 1,002,708
                                                          ===========       ===========


The Bank's branch facility is leased under an operating lease. The lease term is for twenty years. At the conclusion of the fifth, tenth and fifteenth years of the lease, the rent shall be adjusted by 50% of the cumulative increase in the Consumer Price Index over the previous five years with a minimum of 5% increase and a maximum of 10% increase for any one five-year period. Total rental expense was $38,748 in 2001 and in 2000.

Rental commitments for the Bank's branch facility noncancelable operating lease were as follows.

                     2002                                  $   40,685
                     2003                                      40,685
                     2004                                      40,685
                     2005                                      40,685
                     2006                                      40,828
                     Thereafter                               434,891
                                                           ----------

                                                           $  638,460
                                                           ==========



--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 5 - DEPOSITS

Year-end interest-bearing deposits were as follows.


                                                                 2001            2000
                                                                 ----            ----
        Demand                                               $22,496,141     $16,307,920
        Savings                                               13,114,630       9,864,102
        Time:
            In denominations under $100,000                   24,330,652      22,536,570
            In denominations of $100,000 or more              12,779,357      10,561,859
                                                             -----------     -----------
        Total interest-bearing deposits                      $72,720,780     $59,270,451
                                                             ===========     ===========

Scheduled maturities of time deposits were as follows.

                     2002                                 $ 29,119,392
                     2003                                    5,892,902
                     2004                                      506,861
                     2005                                    1,516,848
                     2006                                       28,152
                     Thereafter                                 45,854
                                                          ------------

                                                          $ 37,110,009
                                                          ============

Year-end stated maturities of certificates of deposit of $100,000 or more were as follows.

                                                  2001              2000
                                                  ----              ----

       Three months or less                   $ 2,830,437       $ 2,255,277
       Three through six months                 1,931,969         2,432,235
       Six through twelve months                6,438,388         4,227,335
       Over twelve months                       1,578,563         1,647,012
                                              -----------       -----------
                                              $12,779,357       $10,561,859
                                              ===========       ===========

NOTE 6 - BORROWINGS

Federal funds purchased, borrowings from the Federal Home Loan Bank of Cincinnati and a line of credit with a large national bank are financing arrangements used by the Corporation. Information concerning borrowings was as follows.


                                                                2001            2000
                                                                ----            ----
        Maximum month-end balance during the year            $2,846,000      $1,700,000
        Average balance during the year                       1,726,000         671,000
        Average interest rate during the year                      4.44%           6.91%


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 6 - BORROWINGS (Continued)

Borrowings at year-end 2001 were as follows. No borrowings were outstanding at year-end 2000.


    Short-term borrowing under line of credit of $1,500,000, 3.95%
       at December 31, 2001                                                     $    500,000
    Fixed-rate FHLB advance, 3.77% due January 23, 2002                            1,000,000
    Convertible fixed-rate FHLB advance until January 24, 2002,
       4.68%, due January 24, 2011                                                 1,000,000
    Mortgage-matched FHLB advance, 5.91%, maturity June 14, 2011                     336,963
                                                                                ------------
                                                                                $  2,836,963
                                                                                ============


The interest rate on the convertible advance is fixed for a specific period of time, then convertible to a variable rate at the option of the FHLB. If the convertible option is exercised, the advance may be prepaid without penalty. The mortgage-matched advance requires monthly principal and interest payments.

Maturities of borrowings for the next five years and thereafter were:

       Year ended December 31,
                2002                                         $  1,527,121
                2003                                               28,768
                2004                                               30,515
                2005                                               32,369
                2006                                               34,334
             Thereafter                                         1,183,856
                                                             ------------
                                                             $  2,836,963
                                                             ============


The Bank has a line of credit agreement with the FHLB, which is collateralized by a blanket pledge on eligible real estate loans and the Bank's FHLB stock. As of December 31, 2001, the Bank has approximately $7,162,000 still available for future advances.

NOTE 7 - EMPLOYEE BENEFITS

The Corporation provides a profit sharing plan that covers substantially all employees. Eligible employees may contribute up to 15% of their compensation subject to a maximum statutory limitation. The Corporation matches 50% of all employee contributions not to exceed 4% of the participant's base compensation. In addition, the Corporation may make an additional discretionary contribution allocated to all eligible participants based on compensation. Contributions by the Corporation were $22,500 and $13,600 for the years ended December 31, 2001 and 2000.

The Corporation also provides a supplemental retirement plan for current and past officers. Benefits under the plan are based on the performance of life insurance contracts purchased by the Corporation. Upon retirement, participants receive 15 equal annual installments representing the cumulative increase in the cash surrender value of the related life insurance policy in excess of an opportunity cost, as defined in the plan, from the inception of the plan until retirement. Participants also receive the annual increase in cash surrender value in excess of the opportunity cost from retirement until death. The officers vest 10% annually. The total liability for prior service upon adoption of the plan was $160,571 and is being amortized over the estimated future service period of 13 years. Expense related to this plan was $43,632 and $39,996 in 2001 and 2000.

--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES

Income tax expense was as follows.

                                            2001            2000
                                            ----            ----

        Current                          $ 192,223       $ 125,470
        Deferred                            58,055         (39,436)
                                         ---------       ---------
                                         $ 250,278       $  86,034
                                         =========       =========

Effective tax rates differ from federal statutory rates applied to financial statement income due to the following.


                                                            2001                2000
                                                            ----                ----
        Federal statutory rate times financial
            statement income at 34%                      $ 307,212           $ 141,238
        Effect of:
            Tax exempt interest                            (57,772)            (57,753)
            Other, net                                         838               2,549
                                                         ---------           ---------

            Total                                        $ 250,278           $  86,034
                                                         =========           =========

        Effective tax rate %                                  27.7%               20.7%
                                                         =========           =========

Year-end deferred tax assets and liabilities relate to the following items.

                                                            2001         2000
                                                            ----         ----

Deferred tax assets
    Allowance for loan losses                            $ 153,102    $ 125,508
    Unrealized loss on securities available for sale            --       37,904
    Deferred compensation                                   33,534       18,699
    Organizational costs                                        --          912
                                                         ---------    ---------
       Total deferred tax assets                           186,636      183,023

Deferred tax liabilities
    Depreciation                                           (75,609)     (61,402)
    Accrual to cash conversion                            (302,758)    (225,411)
    FHLB stock dividend                                    (32,504)     (26,962)
    Unrealized gain on securities available for sale       (22,602)          --
    Other                                                   (2,923)        (447)
                                                         ---------    ---------
       Total deferred tax liabilities                     (436,396)    (314,222)
                                                         ---------    ---------

    Net deferred tax liability                           $(249,760)   $(131,199)
                                                         =========    =========


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 9 - RELATED PARTIES

Loans to principal officers, directors, and their affiliates in 2001 were as follows.

       Beginning balance                                 $   1,543,608
       New loans                                               397,920
       Repayments                                           (1,129,390)
                                                         -------------
       Ending balance                                    $     812,138
                                                         =============

Deposits from principal officers, directors, and their affiliates at year-end 2001 and 2000 were $5,426,096 and $6,907,393.

NOTE 10 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Commitments to extend credit, primarily in the form of undisbursed portions of approved lines of credit, are principally variable rate commitments. The interest rates on these commitments ranged from 4.00% to 12.00% at year-end 2001 and 6.25% to 12.50% at year-end 2000. Outstanding commitments for credit cards had interest rates ranging from 12.00% to 17.90% at year-end 2001 and 12.00% to 18.00% at year-end 2000.

Year-end contractual amounts of financial instruments with off-balance-sheet risk were as follows.

                                                      2001             2000
                                                      ----             ----

       Commitments to extend credit            $   3,528,000    $   2,328,000
       Credit card arrangements                    2,589,000        2,443,000
       Overdraft protection                          824,000               --
       Letters of credit                                  --           10,000


Included in cash and cash equivalents at year-end 2001 and 2000 was approximately $2,476,000 and $3,832,000 on deposit with the Great Lakes Bankers' Bank.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments at year-end were as follows.


                                                 2001                            2000
                                                 ----                            ----
                                       Carrying          Fair           Carrying        Fair
                                        Amount           Value           Amount         Value
                                        ------           -----           ------         -----
Financial assets
    Cash and cash equivalents       $  8,202,396    $  8,202,396    $  4,709,635    $  4,709,635
    Interest-earning deposits            449,387         457,090              --              --
    Securities available for sale     17,758,732      17,758,732      10,397,644      10,397,644
    Securities held to maturity        4,159,220       4,177,979       3,664,874       3,696,870
    Loans, net                        57,493,391      58,065,202      52,166,770      51,877,409
    Accrued interest receivable          526,682         526,682         492,098         492,098

Financial liabilities
    Demand and savings
      deposits                       (44,676,617)    (44,676,617)    (33,847,103)    (33,847,103)
    Time deposits                    (37,110,009)    (37,944,744)    (33,098,429)    (33,259,784)
    Other borrowings                  (2,836,963)     (2,912,558)             --              --
    Accrued interest payable            (233,542)       (233,542)       (300,910)       (300,910)


The estimated fair value approximates the carrying amount for all items except those described below. Estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements and is considered nominal.

NOTE 12 - CAPITAL REQUIREMENTS, RESTRICTIONS ON RETAINED EARNINGS AND REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

At year-end 2001 and 2000, the Bank was categorized as well capitalized. No conditions or events have occurred subsequent to the latest notification by regulators that management believes would have changed the Bank's category. Actual capital levels for the Bank and minimum required were as follows.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 12 - CAPITAL REQUIREMENTS, RESTRICTIONS ON RETAINED EARNINGS AND REGULATORY MATTERS (Continued)


                                                                                        To Be Well
                                                                                    Capitalized Under
                                                                For Capital          Prompt Corrective
                                            Actual           Adequacy Purposes       Action Regulations
                                            ------           -----------------       ------------------
                                      Amount     Ratio       Amount      Ratio       Amount      Ratio
                                      ------     -----       ------      -----       ------      -----
2001                                                       (Dollars in thousands)
Total capital (to risk weighted
  assets)                            $7,192       11.9%      $4,846        8.0%      $6,058       10.0%
Tier 1 capital (to risk weighted
  assets)                             6,478       10.7        2,423        4.0        3,635        6.0
Tier 1 capital (to average assets)    6,478        7.2        3,608        4.0        4,510        5.0

2000
Total capital (to risk weighted
  assets)                            $5,620       10.6%      $4,242        8.0%      $5,303       10.0%
Tier 1 capital (to risk weighted
  assets)                             5,010        9.4        2,121        4.0        3,182        6.0
Tier 1 capital (to average assets)    5,010        7.1        2,830        4.0        3,538        5.0

On February 10, 2000, the Corporation entered into a Memorandum of Understanding ("MOU") by and among The Marion Bank, Ohio Division of Financial Institutions and the FDIC, whereby the Bank has agreed to comply with certain directives which are intended to correct operational deficiencies and improve overall financial condition. Throughout 2000, management satisfactorily completed all provisions of the MOU and on January 18, 2001, this agreement was dissolved. However, in order to continue operational efficiencies and improve the financial condition of the Bank, the Board of Directors resolved to, among other things, develop a long-term strategic plan, maintain a tier 1 capital to average assets ratio of at least 7.0%, and reduce concentrations in indirect automobile lending. If at the end of any quarter this ratio falls below 7.0%, management will provide to the Ohio Division of Financial Institutions and the FDIC a written plan to restore this ratio.

OSB's primary source of funds with which to pay dividends is dividends received from the Bank. The payment of dividends by the Bank to OSB is subject to restrictions by its regulatory agency. These restrictions generally limit dividends to current and prior two years retained earnings as defined by the regulations. In addition, dividends may not reduce capital levels below the minimum regulatory requirements and the Board of Directors resolution disclosed above. Under the most restrictive dividend limitations described, approximately $164,000 is available to pay dividends to OSB and still maintain a tier 1 capital ratio of 7.0%. Currently, OSB must obtain prior written approval from the Federal Reserve Bank before paying dividends to its shareholders.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 13 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows.


                                                                       2001         2000
                                                                       ----         ----
Unrealized holding gains on available-for-sale
  securities                                                        $ 194,235    $ 411,235
Reclassification adjustments for (gains) and losses later
  recognized in income                                                (16,277)       2,106
                                                                    ---------    ---------
Net unrealized gains and losses                                       177,958      413,341
Tax effect                                                            (60,506)    (140,536)
                                                                    ---------    ---------

Other comprehensive income                                          $ 117,452    $ 272,805
                                                                    =========    =========

NOTE 14 - LITIGATION SETTLEMENT

Throughout 2000, the Bank was involved in a civil lawsuit with a former loan customer. On January 5, 2001, the Bank accepted an offer to settle the case for $82,500. This expense was recorded in 2000 because the event occurred prior to December 31, 2000 and the loss was probable and measurable prior to the issuance of the consolidated financial statements.

NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

Condensed parent company only financial statements for OSB follows.

                            CONDENSED BALANCE SHEETS
                           December 31, 2001 and 2000

                                                           2001         2000
                                                           ----         ----
Assets
Cash and cash equivalents                              $  162,956   $  575,392
Investment in bank subsidiary                           6,522,164    4,935,660
Other assets                                               29,889       20,819
                                                       ----------   ----------
   Total assets                                        $6,715,009   $5,531,871
                                                       ==========   ==========

Liabilities and shareholders' equity
Other borrowings                                       $  500,000  $        --
Shareholders' equity                                    6,215,009    5,531,871
                                                       ----------   ----------
   Total liabilities and shareholders' equity          $6,715,009   $5,531,871
                                                       ==========   ==========


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                         CONDENSED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                     Years ended December 31, 2001 and 2000

                                                             2001        2000
                                                             ----        ----

Interest expense                                         $   3,496    $      --
Professional fees                                           17,007        4,116
Other expenses                                               3,385           50
                                                         ---------    ---------
   Total expenses                                           23,888        4,166
                                                         ---------    ---------
Income (loss) before income tax and undistributed
  subsidiary income                                        (23,888)      (4,166)
Income tax benefit                                           8,122        1,416
Equity in undistributed subsidiary income                  669,052      332,121
                                                         ---------    ---------

Net income                                                 653,286      329,371
Other comprehensive income                                 117,452      272,805
                                                         ---------    ---------
Total comprehensive income                               $ 770,738    $ 602,176
                                                         =========    =========


                       CONDENSED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2001 and 2000

                                                             2001        2000
                                                             ----        ----

Cash flows from operating activities
Net income                                               $ 653,286    $ 329,371
    Adjustments:
        Equity in undistributed subsidiary income         (669,052)    (332,121)
        Change in other assets                              (9,070)      (1,416)
                                                         ---------    ---------
           Net cash from operating activities              (24,836)      (4,166)

Cash flows from investing activities
    Capital contribution to subsidiary                    (800,000)          --
                                                         ---------    ---------
           Net cash from investing activities             (800,000)          --

Cash flows from financing activities
    Net changes in short-term borrowings                   500,000           --
    Dividends paid                                         (87,600)     (87,600)
                                                         ---------    ---------
           Net cash from financing activities              412,400      (87,600)
                                                         ---------    ---------

Net change in cash and cash equivalents                   (412,436)     (91,766)
Beginning cash and cash equivalents                        575,392      667,158
                                                         ---------    ---------
Ending cash and cash equivalents                         $ 162,956    $ 575,392
                                                         =========    =========


--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In the following pages, management presents an analysis of Ohio State Bancshares, Inc.'s financial condition and results of operations as of and for the year ended December 31, 2001 as compared to the prior year. This discussion is designed to provide shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the consolidated financial statements alone. This analysis should be read in conjunction with the consolidated financial statements and related footnotes and the selected financial data included elsewhere in this report.

When used in this discussion or future filings by the Corporation with the Securities and Exchange Commission, in the Corporation's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

The Corporation is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations except as discussed herein.

RESULTS OF OPERATIONS

Net income for the Corporation was $653,000 in 2001, or $324,000 more than the $329,000 earned in 2000. The primary reason for the increase in earnings for 2001 was due to increases in noninterest income of $304,000 and net interest income of $254,000, partially offset by increases in noninterest expense of $99,000 and income taxes of $164,000. Noninterest income was up due to a 72.60% increase in customer service fees relating to the introduction of the Bank's Bounce Protection program and a $68,000 one-time gain relating to the sale of a government guaranteed loan. Noninterest expenses were up due to increased occupancy expenses, advertising expenses and normal salary increases. A detailed discussion of the components of net interest income is provided in the following paragraphs.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

NET INTEREST INCOME

Net interest income is the amount of interest earned on loans, securities, and other investments that exceeds the interest cost of deposits and other borrowings. Net interest income is affected by the volume and composition of earning assets and interest-bearing liabilities, as well as indirectly affected by noninterest-bearing liabilities and shareholders' equity totals. Additionally, the market level of interest rates and the resultant competitive rate decisions made by management can impact net interest income. Interest rates charged on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are, in turn, affected by general economic conditions and other factors beyond the Corporation's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and the actions of the Board of Governors of the Federal Reserve System.

Net interest income increased $254,000 from 2000 to 2001. The increase was the result of higher average balances of interest-earning assets more than offsetting a lower net interest margin. The net interest margin, which is net interest income divided by average earning assets, decreased 20 basis points from 4.52% for 2000 to 4.32% for 2001. This decrease was not the result of a decrease in net interest spread but the result of a change in the mix of interest-bearing liabilities to interest earning assets. Net interest spread is the difference between the average yield of interest-earning assets to interest-bearing liabilities and only decreased from 3.83% in 2000 to 3.82% in 2001. However, average interest-bearing liabilities as a percentage of interest-earning assets increased from 85.8% to 88.4% from 2000 to 2001. This change in mix is the major cause of the 20 basis point drop and was caused by a larger increase in deposits than could be put into loans or securities during the same period of time. Management also made an intentional effort to maintain higher liquidity levels should interest rates rise during 2002.

Total interest income increased $517,000 and was the result of a 14.26% increase in interest-earning assets, partially offset by a 32 basis point decrease in average yield. The decrease in average yield was directly effected by the interest rate environment of 2001 when the Federal Reserve Bank dropped the Federal Funds rate 475 basis points and the average three-year treasury rate dropped 132 basis points.

Total interest expense increased $263,000 in 2001. Again, this was due to volume with average interest-bearing liabilities increasing from 2000 to 2001 by 17.8%. The average rates paid dropped from 4.66% in 2000 to 4.35% in 2001.

The following tables further illustrate the impact on net interest income from changes in average balances and yields of the Corporation's assets and liabilities.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

           AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME
                        FOR THE YEARS ENDED DECEMBER 31,
                        (in thousands except percentages)


                                                           2001                               2000
                                             ---------------------------------   ---------------------------------
                                                          Average     Interest               Average    Interest
                                             Average     Yield or     Earned     Average    Yield or    Earned
                                             Balance     Rate Paid    or Paid    Balance    Rate Paid   or Paid
                                             -------     ---------    -------    -------    ---------   -------
ASSETS:
INTEREST-EARNING ASSETS:
   Federal funds sold                      $  2,480        3.91%      $   97   $    620      5.45%       $    34
   Interest-earning deposits                    641        3.40           22         --      0.00             --
   Taxable securities                        13,700        6.02          820     10,905      6.09            693
   Nontaxable securities                      3,976        6.46          257      3,706      6.91            256
   Loans                                     55,206        9.07        5,010     51,284      9.18          4,706
                                           --------                   ------   --------                  -------
TOTAL INTEREST-EARNING ASSETS                76,003        8.17        6,206     66,515      8.49          5,689
                                           --------                   ------   --------                  -------

NONINTEREST-EARNING ASSETS:
   Cash and due from
     financial institutions                   2,783                               1,985
   Premises and equipment, net                1,298                               1,036
   Accrued interest and other assets          1,333                               1,086
   Less:  Allowance for loan losses            (673)                               (514)
                                           --------                            --------
Total Noninterest-Earning Assets              4,741                               3,593
                                           --------                            --------

TOTAL ASSETS                               $ 80,744                            $ 70,108
                                           ========                            ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
INTEREST-BEARING LIABILITIES:
   Demand deposits                         $ 18,702        2.74          512   $ 14,315      3.24            464
   Savings deposits                          10,578        2.47          262     10,230      2.99            305
   Time deposits:
      Under $100,000                         27,633        5.80        1,601     23,037      5.74          1,323
      $100,000 and over                       8,572        5.51          472      8,825      5.92            523
   Other borrowings                           1,726        4.44           77        671      6.91             46
                                           --------                   ------   --------                  -------
TOTAL INTEREST-BEARING LIABILITIES           67,211        4.35        2,924     57,078      4.66          2,661
                                           --------                   ------   --------                  -------
NONINTEREST-BEARING LIABILITIES:
   Demand deposits                            7,033                               7,307
   Accrued interest payable
     and other liabilities                      558                                 479
                                           --------                            --------
   Total Noninterest-Bearing Liabilities      7,591                               7,786
                                           --------                            --------

TOTAL LIABILITIES                            74,802                              64,864

TOTAL SHAREHOLDERS' EQUITY                    5,942                               5,244
                                           --------                            --------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                     $ 80,744                            $ 70,108
                                           ========                            ========

   NET INTEREST INCOME                                                $3,282                             $ 3,028
                                                                      ======                             =======
   NET INTEREST SPREAD                                     3.82%                             3.83%
                                                           ====                              ====
   NET YIELD ON INTEREST
     EARNING ASSETS                                        4.32%                             4.52%
                                                           ====                              ====


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

Yields and amounts earned on loans include loan costs, net of loan fees and late charges of $43,777 for the year ended December 31, 2001, and $80,696 for the year ended December 31, 2000. Nonaccruing loans are included in the daily average loan amounts outstanding. Yields on nontaxable securities have been computed on a fully tax equivalent basis using a 34% tax rate. The historical amortized cost average balance of $13,624,000 for 2001 and $11,379,000 for 2000 was used to calculate yields for taxable securities. The average balance for securities represents the carrying value of securities. The net yield on interest-earning assets was computed by dividing net interest income by total interest-earning assets without the market value adjustment related to available-for-sale securities.

The following table presents the changes in the Corporation's interest income and interest expense resulting from changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities. Changes attributable to both rate and volume, which cannot be segregated, have been allocated in proportion to the changes due to rate and volume.

INTEREST RATES AND INTEREST DIFFERENTIAL


                                      2001 Compared to 2000             2000 Compared to 1999
                                       Increase/(Decrease)                Increase/(Decrease)
                                       -------------------                -------------------
                                                            (In thousands)

                                              Change     Change                 Change     Change
                                    Total     due to     due to      Total      due to     due to
                                    Change    Volume      Rate       Change     Volume      Rate
                                    ------    ------      ----       ------     ------      ----
Interest-earning deposits           $  22    $  22     $    --      $   --     $    --     $    --
Federal funds sold                     63       75         (12)        (81)        (91)         10
Taxable securities                    127      135          (8)        (51)        (52)          1
Nontaxable securities (1)               1       18         (17)          3           4          (1)
Loans (2)                             304      357         (53)        677         664          13
                                    -----    -----       -----       -----       -----       -----
      Total interest income           517      607         (90)        548         525          23
                                    -----    -----       -----       -----       -----       -----


Demand deposits                        48      128         (80)        110          49          61
Savings deposits                      (43)      10         (53)          2          --           2
Time deposits <$100,000               278      266          12         202         118          84
Time deposits >$100,000               (51)     (15)        (36)         66           7          59
Other borrowings                       31       52         (21)         30          18          12
                                    -----    -----       -----       -----       -----       -----
      Total interest expense          263      441        (178)        410         192         218
                                    -----    -----       -----       -----       -----       -----

Net interest income                 $ 254    $ 166       $  88       $ 138       $ 333       $(195)
                                    =====    =====       =====       =====       =====       =====

(1) Nontaxable income is adjusted to a fully tax equivalent basis using a 34% tax rate.

(2) Nonaccrual loan balances are included for purposes of computing the rate and volume effects although interest on these balances has been excluded.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

ALLOWANCE AND PROVISION FOR LOAN LOSSES

The Corporation maintains an allowance for loan losses that management considers adequate to provide for probable credit losses in the loan portfolio. A grading system is utilized for the commercial loan portfolio. The Loan Review Committee of the Board reviews the status of all credit relationships of $200,000 or more excluding residential mortgages and assigns or reassigns grades based on a mathematical grading system. The grades indicate the risk level of the loans to the Corporation and loss allowances are, in part, established from this analysis. Management analyzes loans on an individual basis and classifies a loan as impaired when an analysis of the borrower's operating results and financial condition indicates that underlying cash flows are not adequate to meet the debt service requirements. Often this is associated with a delay or shortfall in payments of 60 days or more. Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one- to four-family residences, residential construction loans, consumer automobile, home equity and credit card loans with balances less than $100,000. The Corporation evaluates the remaining loan portfolio and establishes loss allowances based on historical loan loss data, which the Corporation has been accumulating since its inception, as well as anticipated credit losses. At year-end 2001, the allowance had a balance of $713,988, or 1.23% of total loans, compared to $609,753, or 1.16% of total loans, at year-end 2000. The provision for loan losses was $336,500 for the year ended December 31, 2001, compared to $365,000 for the year ended December 31, 2000. The decrease in provision was the result of better collection efforts and a change in the overall mix of the portfolio. More effective collection efforts have decreased net charge-offs by 11.3% in 2001 as compared to 2000. The Bank is continuing to change the mix of the loan portfolio to lessen the impact of the installment loan portfolio. The installment loan portfolio is made up of over 85% indirect auto loans and makes up approximately 89% of net charge-offs over the past five years. As a percent of total loans, the installment portfolio has decreased from 47.6% in 2000 to 41.2% in 2001. The process to diversify the portfolio to an acceptable level of installment loans is a slow process that management believes will take the next two to three years. The Bank does not plan to get out of the indirect auto loan business entirely because of the positive effects it has on the local community, as well as the financial results of the Corporation when the risks are managed appropriately.

The following table sets forth the amount of loans that were on nonaccrual status, were past due 90 days or more (in payment of interest or principal), or were impaired.


                                              Nonaccrual, Past Due and Impaired Loans at December 31,
                                              -------------------------------------------------------
                                                                 2001        2000
                                                                 ----        ----
                                                                   (In thousands)
Nonaccrual loans not included in impaired loans                  $225       $140
Loans past due 90 days or more,
  excluding nonaccrual loans                                      168          6
Impaired loans (all also on nonaccrual)                            --         --
                                                                 ----       ----

Total                                                            $393       $146
                                                                 ====       ====

The Corporation's policy for placing loans on nonaccrual status is that the Corporation will not accrue interest income on loans (other than consumer loans) that are contractually past due as to principal or interest by 90 days, unless collection is reasonably assured. In 2001, management put installment loans on nonaccrual if informed of any bankruptcy activity by the borrower. Many loans were placed on nonaccrual status that were still performing as agreed. This new policy is more conservative in identifying potential problem loans and is a major factor in the increase in nonaccrual loans from 2000 to 2001.

Watchlist loans include the majority of loans 90 days or more delinquent, all commercial loans with an internal loan grade of substandard or less, and all nonaccrual loans. Additionally, loan officers may request a loan be added to the watchlist if they suspect repayment problems may arise and feel the need for frequent reviews. Watchlist loans that


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

were not reported above as nonaccrual, delinquent or impaired had balances at December 31, 2001 of $162,000 and $220,000 at December 31, 2000.

The following table shows activity in the allowance for loan losses and pertinent ratios during the years indicated.


                                                                       2001         2000
                                                                       ----         ----
                                                                         (in thousands)
        Allowance for loan losses:
        Balance at beginning of period                               $ 610        $ 507
        Loans charged-off:
            Commercial                                                  --          (21)
            Real estate                                                 --           --
            Installment                                               (327)        (367)
                                                                     -----        -----
               Total loans charged-off:                               (327)        (388)
                                                                     -----        -----
        Recoveries of loans previously charged-off:
            Commercial                                                  --           20
            Real estate                                                 --           --
            Installment                                                 95          106
                                                                     -----        -----
               Total loan recoveries                                    95          126
                                                                     -----        -----

        Net loans charged-off                                         (232)        (262)
        Provision for loan losses                                      336          365
                                                                     -----        -----

        Balance at end of period                                     $ 714        $ 610
                                                                     =====        =====



Ratios:                                                                    2001      2000
                                                                           ----      ----
Net loans charged-off to average loans                                     0.42%     0.51%
Net loans charged-off to total loans at end of period                      0.40      0.50
Allowance for loan losses to average loans                                 1.29      1.19
Allowance for loan losses to total loans at end of period                  1.23      1.16
Net loans charged-off to allowance for loan losses at end of period       32.53     42.93
Net loans charged-off to provision for loan losses                        69.02     71.72
Allowance for loan losses to nonperforming loans (1)                     181.55    417.52

(1) Nonperforming loans consist of loans on nonaccrual, loans past due 90 days or more and still accruing interest, and impaired loans.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

The following schedule is a breakdown of the allowance for loan losses allocated by type of loan.


                                              Percentage of                    Percentage of
                                              Loans in Each                    Loans in Each
                             Allowance        Category to       Allowance       Category to
                              Amount          Total Loans        Amount        Total Loans
                              ------          -----------        ------        -----------
                                  December 31, 2001                  December 31, 2000
                                  -----------------                  -----------------
Commercial                   $ 38,157           14.81%          $ 15,389        12.96%
Real Estate                    45,918           42.58              1,418        37.91
Installment                   534,056           41.21            498,765        47.65
Credit Cards                   20,967            1.32             16,595         1.42
Other                              --            0.08                 --         0.06
Unallocated                    74,890             N/A             77,586          N/A
                             --------          ------           --------       ------

Total                        $713,988          100.00%          $609,753       100.00%
                             ========          ======           ========       ======

NONINTEREST INCOME

Noninterest income increased from $294,000 in 2000 to $598,000 in 2001, a $304,000 or 103.60% increase. Noninterest income consists of fees on deposits and checking accounts, fees on other services and gains resulting from the sale of loans or securities. $193,000 of this increase relates to fees for customer services and is primarily the result of the Bank's new Bounce Protection program. This new program allows all checking customers to overdraw their accounts from $200 to $500, based upon the type of account, without getting checks returned. The Bounce Protection program has resulted in customers overdrafting more checks.

Also contributing to higher noninterest income was the gain on the sale of a loan. On February 16, 2001, the Bank sold a commercial loan guaranteed by the United States Department of Agriculture for a pre-tax profit of $68,000. The Bank is not obligated to repurchase this loan and is not subject to a penalty if the loan prepays.

NONINTEREST EXPENSE

Noninterest expense increased $99,000, or 3.97%, in 2001 as compared to the previous year. Contributing to higher noninterest expenses were increases in salaries and employee benefits of $124,000, or 11.38%, occupancy expense of $38,000, or 8.42%, advertising of $37,000, or 71.41% and supply expenses of $22,000, or 21.46%. In general, these increases are the direct result of the Bank's asset growth and expanded operations. Throughout 2001, the Bank's assets grew 25% causing additional employees to be hired while others were promoted due to a greater range of responsibility. The Bank also built a 1,350 square foot addition to its main office to primarily expand the loan operations area.

Contributing to lower noninterest expenses were decreases in professional fees of $48,000, or 20.46%, litigation settlement expense of $83,000, or 100% and loan collection expense of $17,000, or 23.95%. The decreases in professional fees and litigation settlement were the result of temporary expenses related to management studies and a legal dispute in 2000 that did not carry over to 2001. The decrease in loan collections is directly related with the activity of gross charge-offs which decreased 18.45% from 2000 to 2001.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

FINANCIAL CONDITION

TOTAL ASSETS

Total assets grew from $73,040,000 on December 31, 2000 to $91,407,000 on December 31, 2001, a $18,367,000, or 25.15% increase. Most of the growth came from a $7,361,000, or 70.80% increase in securities available for sale, a $5,327,000, or 10.21% increase in loans and a $3,493,000, or 74.16% increase in cash and cash equivalents. This was funded by a net increase in deposits and other borrowings of $17,678,000, or 26.41%.

LOANS

Total net loans increased 10.21% from $52,167,000 on December 31, 2000 to $57,493,000 on December 31, 2001. Real estate loans increased 23.98% from $19,801,000 on December 31, 2000 to $24,550,000 on December 31, 2001. Commercial
loans increased 26.13% from $6,770,000 on December 31, 2000 to $8,539,000 on
December 31, 2001. Installment loans decreased 4.55% from $24,892,000 on December 31, 2000 to $23,760,000 on December 31, 2001. The decrease in installment loans along with the large increases in real estate and commercial loans is due to management's strategy to de-emphasize the installment portfolio as a percent of total loans. This strategy is aimed at increasing the diversity of the total loan portfolio and softens the impact of the credit risk inherent in an installment portfolio.

The Corporation's loan portfolio consists primarily of commercial, consumer loans (loans to individuals for automobiles, family and other personal expenses) and real estate loans. These categories accounted for approximately 15%, 41%, and 43% of the Corporation's total loan portfolio on December 31, 2001. The Corporation's present policy regarding diversity in the loan portfolio is based on local economic conditions, competitive forces, supply of funds and indicators in order to optimize income.

With certain exceptions, the Bank is permitted under applicable law to make loans to individual borrowers in aggregate amounts of up to 15% of the Bank's total capital. As of December 31, 2001, the lending limit for the Bank was approximately $1,079,000. The Bank would sell participations in its loans where necessary to stay within legal lending limits.

The following is a schedule of contractual maturities of fixed and variable rate loans, rounded to the nearest thousand, as of December 31, 2001.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------


(In thousands)
                                   One           One
                                   Year        Through     After Five
                                  or Less     Five Years      Years       Total
                                  -------     ----------      -----       -----
REAL ESTATE
  Fixed Rate                      $   132      $ 1,138      $   752      $ 2,022
  Variable Rate                     2,395        1,175       18,958       22,528
                                  -------      -------      -------      -------
  Total Real Estate                 2,527        2,313       19,710       24,550

COMMERCIAL
  Fixed Rate                          214        2,079           24        2,317
  Variable Rate                     2,668          888        2,666        6,222
                                  -------      -------      -------      -------
  Total Commercial                  2,882        2,967        2,690        8,539

INSTALLMENT
  Fixed Rate                          552       21,377        1,589       23,518
  Variable Rate                       109          123           10          242
                                  -------      -------      -------      -------
  Total Installment                   661       21,500        1,599       23,760

CREDIT CARDS
  Fixed Rate                           --           --           --           --
  Variable Rate                       758           --           --          758
                                  -------      -------      -------      -------
  Total Credit Card                   758           --           --          758

OTHER
  Fixed Rate                           --           --           --           --
  Variable Rate                        51           --           --           51
                                  -------      -------      -------      -------
  Total Other                          51           --           --           51
                                  -------      -------      -------      -------

TOTAL ALL LOANS                   $ 6,879      $26,780      $23,999      $57,658
                                  =======      =======      =======      =======

  FIXED RATE                      $   898      $24,594      $ 2,365      $27,857
  VARIABLE                          5,981        2,186       21,634       29,801


SECURITIES

In order to maintain appropriate assets to meet the Corporation's liquidity and asset/liability management requirements, the Corporation purchases U.S. Treasury securities, U.S. government and federal agency securities, mortgage-backed securities, and state and municipal securities. Purchases of such securities, as well as sales of federal funds (short-term loans to other banks) and placement of funds in certificates of deposit with other financial institutions, are made as investments pending the utilization of funds for loans and other purposes.

The Corporation's policy is to stagger the maturities of its securities to meet the overall liquidity requirements of the Corporation. The Corporation has classified the majority of its securities portfolio as available for sale to provide flexibility should funding be required for loan demand or deposit withdrawals.

Securities available for sale and securities held to maturity increased from $14,063,000 at December 31, 2000 to $21,918,000 at December 31, 2001, an
increase of $7,855,000, or 55.86%. The increase was primarily due to an increase is deposits that was slightly greater than the current demand for loans and managements decision to maintain higher liquidity levels.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

Securities may be pledged to meet security requirements imposed as a condition to receive public funds. At December 31, 2001, the Corporation had $9,425,000 pledged to secure public deposits compared to $6,521,000 on December 31, 2000. The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeds ten percent of shareholders' equity.

The following tables summarize the amounts and distribution of the Corporation's securities and the weighted average yields as of December 31, 2001 and 2000.


                                                       2001                              2000
                                       -----------------------------------  ------------------------------------
                                        Amortized     Fair        Average    Amortized    Fair        Average
                                           Cost       Value        Yield       Cost       Value        Yield
                                           ----       -----        -----       ----       -----        -----
                                                               (Dollars in thousands)

AVAILABLE FOR SALE
U.S. Treasury
   Less than one year                   $   100      $   101        6.35%     $    --     $    --
   Over 1 year through 5 years               --           --                      100         101       6.35%
                                        -------      -------                  -------     -------
     Total U.S. Treasury                    100          101        6.35          100         101       6.35
U.S. GOVERNMENT AND
  FEDERAL AGENCIES:
   Over 1 year through 5 years            4,862        4,936        4.50        3,266       3,234       5.55
   Over 5 year through 10 years           5,315        5,332        6.20          295         298       6.86
   Over 10 years                          1,056        1,037        5.68        1,998       1,967       7.13
                                        -------      -------                  -------     -------
  TOTAL U.S. GOVERNMENT AND
    FEDERAL AGENCIES                     11,233       11,305        5.42        5,559       5,499       6.19
MORTGAGE-BACKED SECURITIES                6,078        6,072        5.68        4,585       4,533       6.82
OTHER SECURITIES                            281          281        6.68          265         265       6.64
                                        -------      -------                  -------     -------
TOTAL SECURITIES
  AVAILABLE FOR SALE                    $17,692      $17,759        5.53%     $10,509     $10,398       6.48%
                                        =======      =======                  =======     =======
HELD TO MATURITY
STATES AND MUNICIPALS
   Over 5 year through 10 years         $ 1,509      $ 1,578        5.32%     $ 1,306     $ 1,360       5.50%
   Over 10 years                          2,650        2,600        5.08        2,359       2,337       5.69
                                        -------      -------                  -------     -------
     TOTAL HELD TO MATURITY             $ 4,159      $ 4,178        5.16%     $ 3,665     $ 3,697       5.59%
                                        =======      =======                  =======     =======


The weighted average interest rates are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount. The weighted average yield on tax-exempt obligations has not been determined on a tax equivalent basis. Other securities consist of Federal Home Loan Bank and Great Lakes Bankers' Bank stock that bear no stated maturities. Available for sale yields are based on amortized cost balances.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

FUNDING

Deposits are the Corporation's primary source of funds. The Corporation can obtain additional funds when needed through the overnight purchase of federal funds or obtaining advances from the Federal Home Loan Bank to meet occasional declines in deposits, to satisfy cash reserve requirements, or for other short-term liquidity needs. At times, when the Corporation has more funds than it needs for its reserve requirements or short-term liquidity needs, it increases its investment in securities, sells federal funds to other financial institutions or places funds in short-term certificates of deposit with other financial institutions. The distribution of the Corporation's deposits in terms of maturity and applicable interest rates is a primary determinant of the Corporation's cost of funds and the relative stability of its supply of funds. Most accounts are not subject to interest rate limitations and, therefore, tend to reflect current market rates of interest available to depositors at a given time. At December 31, 2001, the aggregate amount of time, savings and interest-bearing demand deposits was 88.92% of total deposits. The Corporation does not have any foreign deposits, nor does it have any material concentration of deposits.

Total deposits increased from $66,946,000 on December 31, 2000 to $81,787,000 on December 31, 2001, a 22.17% increase. The primary reason for the deposit growth was the opening of new accounts due to continuing exposure in the local community and current market conditions. Noninterest-bearing demand accounts increased from $7,675,000 on December 31, 2000 to $9,066,000 on December 31, 2001. Interest-bearing demand deposits increased $6,188,000, or 37.95%, from $16,308,000 at year-end 2000 to $22,496,000 at year-end 2001. Savings account balances increased 32.95% from $9,864,000 on December 31, 2000 to $13,115,000 on December 31, 2001. Certificates of deposit increased from $33,098,000 at the end of 2000 to $37,110,000 at the end of 2001, a 12.12% increase.

Other borrowings increased $2,837,000 from year-end 2000 to 2001. Most of this borrowing was not due to liquidity needs but used to meet a specific purpose. $1,337,000 of the borrowings represents longer fixed rate advances and were used to offset the risk of longer fixed rate asset investments. $500,000 represents a borrowing that is used to supply capital to the Bank. The remaining borrowing represents a short-term advance taken when loan growth temporarily exceeded deposit growth. For more information to these borrowings see Note 6 of the 2001 consolidated financial statements.

ASSET/LIABILITY MANAGEMENT

Asset/liability management includes gap measurement that determines, over various time periods, interest-earning assets and interest-bearing liabilities which are due to reprice at current market rates. A financial institution will have a negative interest rate sensitivity gap for a given period of time if the amount of its interest-bearing liabilities maturing or repricing within that period is greater than the total of the interest-earning assets maturing or repricing within the same period. When interest rates increase, financial institutions with a negative interest rate sensitivity gap will be more likely to experience increases in the cost of their liabilities faster than the corresponding yields generated by their earning assets. Following the same concept, as interest rates decrease, the cost of funds of financial institutions with a negative interest-rate sensitivity gap usually will decrease more rapidly than the yields on the earning assets. As a general rule, the same changes in interest rates will usually have the opposite effect on financial institutions structured with a positive interest-rate sensitivity gap.

Interest rate sensitivity varies with various types of interest-earning assets and interest-bearing liabilities. Overnight federal funds on which the rates change daily and loans, which are tied to variable indices, differ markedly from long-term securities and fixed-rate loans. Time deposits over $100,000 and money market certificates are more interest rate sensitive than passbook savings accounts. The shorter-term interest rate sensitivities are critical to reasonable measurement of interest rate sensitivity gap.



--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

The following table presents the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2001, which are scheduled to reprice or mature in each of the indicated time periods. Except as noted, the amount of assets and liabilities that reprice or mature during a particular period were calculated in relation to the actual contractual terms of the asset or liability. The table, however, does not necessarily indicate the impact of general interest rate changes on the Corporation's net interest income in part because the repricing of certain categories of assets and liabilities is subject to competition and other factors beyond the control of the Corporation. Because of this limitation, certain assets and liabilities depicted as maturing or repricing within a specific period may in fact mature or reprice at other times and at different volumes.

Interest Rate Sensitivity Gap as of December 31, 2001 (in thousands)


                                                                One         Over
                                      0-3          3-12       Through       Five
                                     Months       Months     Five Years     Years       Total
                                     ------       ------     ----------     -----       -----
Assets
    Loans (1) (4)                  $  9,698     $  6,223     $ 39,372     $  2,365    $ 57,658
    Securities (1)                      207          598        7,982       13,131      21,918
    Interest-earning deposits         2,613           --          449           --       3,062
    Federal funds sold                1,891           --           --           --       1,891
                                   --------     --------     --------     --------    --------
Rate sensitive assets (RSA)          14,409        6,821       47,803       15,496      84,529

Liabilities
    Interest-bearing demand (2)      22,496           --           --           --      22,496
    Savings (2)                      13,115           --           --           --      13,115
    Time deposits                     9,937       19,182        7,945           46      37,110
    Other borrowings                  1,507           20        1,126          184       2,837
                                   --------     --------     --------     --------    --------

Rate sensitive liabilities (RSL)     47,055       19,202        9,071          230      75,558
                                   --------     --------     --------     --------    --------

Period gap (3)                     $(32,646)    $(12,381)    $ 38,732     $ 15,266    $  8,971
                                   ========     ========     ========     ========    ========

Cumulative gap                     $(32,646)    $(45,027)    $ (6,295)    $  8,971
                                   ========     ========     ========     ========

Percentage of RSA                    (38.62)%     (53.27)%      (7.45)%     10.61%
                                   ========     ========     ========     ========

(1) Loans and mortgage-backed securities are assumed to adjust based on their contractual terms, with no assumptions as to prepayments. Securities also include Federal Home Loan Bank stock and Great Lakes Bankers' Bank stock that have no stated maturities and have been included in the over five years category.
(2) Management has included these accounts in the 0-3 month or less time horizon based on past experience with rate adjustments on these accounts.
(3) Gap is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.
(4) Loans are presented gross and do not include net deferred loan costs and the allowance for loan losses.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

CAPITAL RESOURCES

Shareholders' equity totaled $5,532,000 on December 31, 2000 compared to $6,215,000 on December 31, 2001. At December 31, 2000 and December 31, 2001, the ratio of shareholders' equity to assets was 7.57% and 6.80%.

Under "Prompt Corrective Action" regulations that impact the Bank, the FDIC has defined five categories of capitalization (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized). The Bank meets the "well capitalized" definition which requires a total risk-based capital ratio of at least 10%, a Tier 1 risk-based ratio of at least 6%, and a leverage ratio of at least 5%. For further discussion of capital ratios, capital resources, and events that could affect the Company's ability to pay dividends, see Note 12 of the 2001 consolidated financial statements.

LIQUIDITY

Liquidity management focuses on the Corporation's ability to have funds available to meet the loan and depository transaction needs of its customers and the Corporation's other financial commitments. Cash and cash equivalent assets (which include deposits the Corporation maintains at other banks, federal funds sold and other short-term investments) totaled $4,710,000 at year-end 2000 and $8,202,000 at year-end 2001. These assets provide the primary source of funds for loan demand and deposit balance fluctuations. Additional sources of liquidity are securities classified as available for sale, access to Federal Home Loan Bank advances, as the Bank is a member of the Federal Home Loan Bank of Cincinnati, and agreements with correspondent banks for buying and selling Federal Funds. The fair value of securities classified as available for sale was $17,759,000 and $10,398,000 as of December 31, 2001 and December 31, 2000. The
Corporation has approximately $7,162,000 available as a line of credit with the Federal Home Loan Bank.

An additional measure of liquidity is the amount of loans carried in relation to total deposits. Lower ratios can indicate greater liquidity. Management's goal is to maintain a loan to deposit ratio of approximately 75%, or great enough to maximize the earnings potential of the Corporation while maintaining adequate liquidity levels. The Corporation's loan to deposit ratio on December 31, 2001 was 70.30%, down from 77.92% on December 31, 2000. For a detailed analysis of Corporation's sources and uses of cash, refer to the 2001 Consolidated Statements of Cash Flows.

IMPACT OF INFLATION

The Corporation's balance sheet is typical of financial institutions and reflects a net positive monetary position whereby monetary assets exceed monetary liabilities. Monetary assets and liabilities are those which can be converted to a fixed number of dollars and include cash assets, securities, loans, money market instruments, deposits and borrowed funds.

During periods of inflation, a net positive monetary position may result in an overall decline in purchasing power of an entity. No clear evidence exists of a relationship between the purchasing power of an entity's net positive monetary position and its future earnings. Moreover, the Corporation's ability to preserve the purchasing power of its net positive monetary position will be partly influenced by the effectiveness of its asset/liability management program. Management does not believe that the effect of inflation on its nonmonetary assets (primarily bank premises and equipment) is material as such assets are not held for resale and significant disposals are not anticipated.


--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                               Annual Report 2001

--------------------------------------------------------------------------------

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The common stock of the Corporation trades infrequently and is not traded on any established securities market. Parties interested in buying or selling the Corporation's stock are generally referred to Community Banc Investments, New Concord, Ohio (CBI).

For 2001 and 2000, bid and ask quotations were obtained from CBI, which handles a limited amount of the Corporation's stock transactions. The quotations are inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

       2001            Low Bid        High Bid          Low Ask        High Ask
       ----            -------        --------          -------        --------

    1(st) Qtr.       $   55.00     $    55.00      $     57.00      $    57.00
    2(nd) Qtr.           55.00          57.50            59.50           59.50
    3(rd) Qtr.           57.50          57.50            59.50           59.50
    4(th) Qtr.           57.50          62.00            59.50           64.00

     2000

    1(st) Qtr.       $   51.00     $    51.00      $     53.00      $    53.00
    2(nd) Qtr.           51.00          51.00            53.00           53.00
    3(rd) Qtr.           51.00          53.00            53.00           55.00
    4(th) Qtr.           53.00          55.00            55.00           57.00

Management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported. Because of the lack of an established market for the Corporation's stock, these prices may not reflect the prices at which the stock would trade in an active market.

The Corporation has 500,000 authorized and 146,000 outstanding shares of common stock held by approximately 481 shareholders as of December 31, 2001. The Corporation paid cash dividends of $0.30 per share in June and December of 2001 and 2000, resulting in a total amount of $0.60 per share in 2001 and 2000.



--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
                               BOARD OF DIRECTORS
                               Annual Report 2001

--------------------------------------------------------------------------------


                             BOARD OF DIRECTORS (1)


Fred K. White - Chairman...............................    Retired, Division Manager,
                                                             Ohio Edison
                                                             Real Estate Sales,
                                                             HER Kinney Properties
                                                             Marion, Ohio

Gary E. Pendleton......................................    President and CEO,
                                                             The Marion Bank
                                                             Marion, Ohio

Samuel J. Birnbaum.....................................    Retired director of Real Estate,
                                                             Lodgekeeper, Inc.
                                                             Prospect, Ohio

Lois J. Fisher.........................................    Real Estate Developer
                                                             Marion, Ohio

Theodore L. Graham.....................................    Managing Partner, Graham
                                                             Investment Co.
                                                             Marion, Ohio

Lloyd L. Johnston......................................    Chairman of the Board, Johnston Supply
                                                             Company
                                                             Marion, Ohio

F. Winton Lackey.......................................    Partner, HLS Racks, LLC
                                                             Marion, Ohio

Thurman R. Mathews.....................................    Owner, Mathews-Kennedy Ford/
                                                             Lincoln Mercury
                                                             Marion, Ohio

Peter B. Miller........................................    Owner, Pete Miller, Inc.
                                                             Marion, Ohio

John D. Owens..........................................    Retired Owner, Owens Electric
                                                             Marion, Ohio

(1)  All are Directors of Ohio State Bancshares, Inc. and The Marion Bank



--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
                               EXECUTIVE OFFICERS
                               Annual Report 2001

--------------------------------------------------------------------------------

OHIO STATE BANCSHARES, INC.

EXECUTIVE OFFICERS

Fred K. White, Chairman of the Board
Gary E. Pendleton, President and Treasurer
Cynthia L. Sparling, Secretary
Todd M. Wanner, Chief Financial Officer

THE MARION BANK

EXECUTIVE OFFICERS

Gary E. Pendleton, President and Chief Executive Officer
Steven M. Strine, Senior Vice President and Chief Lending Officer
Cynthia L. Sparling, Senior Vice President and Chief Operations Officer Todd M. Wanner, Vice President and Chief Financial Officer

TRANSFER AGENT, REGISTRAR & DIVIDEND DISBURSING AGENT

The Marion Bank
111 South Main Street
Marion, Ohio  43302
(740) 387-2265

ANNUAL MEETING

The annual shareholders' meeting will be held April 18, 2002, at 5 p.m. in the main office of The Marion Bank, 111 South Main Street, Marion, Ohio.

FORM 10-KSB

A copy of Ohio State Bancshares, Inc.'s 2001 annual report on Form 10-KSB filed with the Securities and Exchange Commission is available upon written request to shareholders without charge. To obtain a copy, direct your written request to Todd M. Wanner, 111 South Main Street, Marion, Ohio 43302.



--------------------------------------------------------------------------------

                                                                       Annex A-2


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2002

[ ]      TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from _____ to _____.

                         Commission file number: 0-28648
                                                 -------

                           Ohio State Bancshares, Inc.
        -----------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

                Ohio                                 34-1816546
-------------------------------         ---------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                    111 South Main Street, Marion, Ohio 43302
                    -----------------------------------------
                    (Address of principal executive offices)

                                 (740) 387-2265
                        --------------------------------
                           (Issuer's telephone number)

Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

Common stock, $10.00 par value                      146,000 common shares
                                                    outstanding at May 10, 2002

Transitional Small Business Disclosure Format (check one):
Yes           No    X
    -------      -------

                           OHIO STATE BANCSHARES, INC.
                                   FORM 10-QSB
                          QUARTER ENDED MARCH 31, 2002

-------------------------------------------------------------------------------

                                                                        Page
                                                                        ----

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)

       Condensed Consolidated Balance Sheets...............................3

       Condensed Consolidated Statements of Income.........................4

       Condensed Consolidated Statements of Changes in
         Shareholders' Equity..............................................5

       Condensed Consolidated Statements of Cash Flows.....................6

       Notes to the Condensed Consolidated Financial Statements............7

Item 2. Management's Discussion and Analysis..............................12

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings................................................16

Item 2.  Changes in Securities............................................16

Item 3.  Defaults Upon Senior Securities..................................16

Item 4.  Submission of Matters to a Vote of Security Holders..............15

Item 5.  Other Information................................................16

Item 6.  Exhibits and Reports on Form 8-K.................................16

SIGNATURES................................................................17

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                March 31,     December 31,
                                                                  2002            2001
                                                                  ----            ----
ASSETS
Cash and due from financial institutions                     $  2,559,442    $  3,698,341
Interest-earning demand deposits                                     --         2,613,055
Federal funds sold                                              2,898,000       1,891,000
                                                             ------------    ------------
    Cash and cash equivalents                                   5,457,442       8,202,396
Interest-earning deposits                                         453,956         449,387
Securities available for sale                                  18,042,503      17,758,732
Securities held to maturity (fair value March 31, 2002 -
  $4,717,069, December 31, 2001 - $4,177,979)                   4,691,754       4,159,220
Loans, net                                                     57,799,579      57,493,391
Premises and equipment, net                                     1,447,769       1,469,560
Accrued interest receivable                                       591,182         526,682
Other assets                                                    1,435,366       1,347,418
                                                             ------------    ------------

                                                             $ 89,919,551    $ 91,406,786
                                                             ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                      $  7,863,598    $  9,065,846
    Interest-bearing                                           73,337,421      72,720,780
                                                             ------------    ------------
       Total                                                   81,201,019      81,786,626
Borrowings                                                      1,830,300       2,836,963
Accrued interest payable                                          197,251         233,542
Other liabilities                                                 359,424         334,646
                                                             ------------    ------------
    Total liabilities                                          83,587,994      85,191,777
                                                             ============    ============

Shareholders' equity
Common stock, $10.00 par value; 500,000 shares authorized;
  146,000 shares issued and outstanding                         1,460,000       1,460,000
Additional paid-in capital                                      2,652,709       2,652,709
Retained earnings                                               2,273,439       2,058,427
Accumulated other comprehensive income (loss)                     (54,591)         43,873
                                                             ------------    ------------
    Total shareholders' equity                                  6,331,557       6,215,009
                                                             ------------    ------------

                                                             $ 89,919,551    $ 91,406,786
                                                             ============    ============


--------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.


                                                                              3.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                            Three Months Ended
                                                                  March 31,
                                                                  ---------
                                                             2002          2001
                                                             ----          ----
Interest and dividend income
    Loans, including fees                                $1,223,446   $1,232,844
    Taxable securities                                      235,383      183,820
    Nontaxable securities                                    58,435       39,835
    Federal funds sold and other                             14,364       36,645
                                                         ----------   ----------
       Total interest and dividend income                 1,531,628    1,493,144

Interest expense
    Deposits                                                548,910      736,444
    Other borrowings                                         24,097        8,456
                                                         ----------   ----------
       Total interest expense                               573,007      744,900
                                                         ----------   ----------

Net interest income                                         958,621      748,244

Provision for loan losses                                   100,000       75,000
                                                         ----------   ----------

Net interest income after provision for loan losses         858,621      673,244

Noninterest income
    Fees for customer services                              119,414       95,375
    Gain on sale of loan                                       --         68,232
    Net gains on sales or calls of securities                  --          6,020
    Other                                                    19,860       18,169
                                                         ----------   ----------
       Total noninterest income                             139,274      187,796

Noninterest expense
    Salaries and employee benefits                          340,650      282,658
    Occupancy and equipment                                 128,259      124,310
    Office supplies                                          36,998       31,486
    Professional fees                                        35,808       56,314
    Advertising and public relations                         16,994       25,008
    Taxes, other than income                                 17,750       16,528
    Loan collection and repossessions                        18,314       10,687
    Credit card processing                                   18,929       16,384
    Director expenses                                        12,480       12,525
    Other                                                    73,557       60,250
                                                         ----------   ----------
       Total noninterest expense                            699,739      636,150
                                                         ----------   ----------

Income before income taxes                                  298,156      224,890
Income tax expense                                           83,144       64,783
                                                         ----------   ----------

Net income                                               $  215,012   $  160,107
                                                         ==========   ==========

Basic and diluted earnings per share                     $     1.47   $     1.10
                                                         ==========   ==========

Weighted average shares outstanding                         146,000      146,000


--------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.


                                                                              4.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
                             IN SHAREHOLDERS' EQUITY
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                          Three Months Ended
                                                               March 31,
                                                               ---------
                                                         2002             2001
                                                         ----             ----

Balance at beginning of period                      $ 6,215,009      $ 5,531,871

Comprehensive income:
Net income                                              215,012          160,107
Change in net unrealized gain (loss) on
    securities available for sale, net of
    reclassification and tax effects                    (98,464)         123,665
                                                    -----------      -----------
       Total comprehensive income                       116,548          283,772
                                                    -----------      -----------

Balance at end of period                            $ 6,331,557      $ 5,815,643
                                                    ===========      ===========





--------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.


                                                                              5.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                             Three Months Ended
                                                                                   March 31,
                                                                                   ---------
                                                                              2002           2001
                                                                              ----           ----
Cash flows from operating activities
    Net income                                                          $   215,012    $   160,107
    Adjustments to reconcile net income to net cash from
      operating activities
       Net amortization of securities                                        12,304          6,657
       Provision for loan losses                                            100,000         75,000
       Depreciation and amortization                                         52,808         47,155
       Gain on sale of loan                                                    --          (68,232)
       Net realized gains on sales of securities                               --           (6,020)
       Federal Home Loan Bank stock dividends                                (3,200)        (4,100)
       Change in deferred loan costs                                          2,224        (41,264)
       Change in accrued interest receivable                                (64,500)       (27,016)
       Change in accrued interest payable                                   (36,291)        38,098
       Change in other assets and other liabilities                          25,008       (154,928)
                                                                        -----------    -----------
           Net cash from operating activities                               303,365         25,457
Cash flows from investing activities
    Securities available for sale:
       Purchases                                                         (1,012,349)    (2,584,148)
       Maturities, prepayments and calls                                    567,317        681,789
       Sales                                                                   --          506,020
    Securities held to maturity:
       Purchases                                                           (534,133)          --
    Loan originations and payments, net                                    (445,867)    (2,051,459)
    Loan sale proceeds                                                         --        1,722,342
    Purchases of premises and equipment                                     (31,017)      (133,530)
                                                                        -----------    -----------
       Net cash from investing activities                                (1,456,049)    (1,858,986)
Cash flows from financing activities
    Net change in deposits                                                 (585,607)     3,203,429
    Proceeds from advance of long-term borrowings                              --        1,000,000
    Principle repayments of long-term borrowings                         (1,006,663)          --
                                                                        -----------    -----------
       Net cash from financing activities                                (1,592,270)     4,203,429
                                                                        -----------    -----------
Net change in cash and cash equivalents                                  (2,744,954)     2,369,900
Cash and cash equivalents at beginning of period                          8,202,396      4,709,635
                                                                        -----------    -----------
Cash and cash equivalents at end of period                              $ 5,457,442    $ 7,079,535
                                                                        ===========    ===========
Supplemental cash flow information:
    Interest paid                                                       $   609,298    $   706,802
    Income taxes paid                                                        60,000         70,000
Supplemental noncash disclosures:
    Transfers from loans to other real estate owned and repossessions   $    37,455    $    24,000


--------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.


                                                                              6.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of Ohio State Bancshares, Inc. at March 31, 2002, and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying consolidated financial statements have been prepared in accordance with the instructions of Form 10-QSB and, therefore, do not purport to contain all necessary financial disclosures required by accounting principles generally accepted in the United States of America that might otherwise be necessary in the circumstances, and should be read in conjunction with the consolidated financial statements and notes thereto of Ohio State Bancshares, Inc. for the year ended December 31, 2001, included in its 2001 Annual Report. Reference is made to the accounting policies of Ohio State Bancshares, Inc. described in the notes to consolidated financial statements contained in its 2001 Annual Report. Ohio State Bancshares, Inc. ("Corporation") has consistently followed these policies in preparing this Form 10-QSB. Income tax expense is based on the effective tax rate expected to be applicable for the entire year.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which addresses the accounting for such assets arising from prior and future business combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. The Corporation adopted this Statement on January 1, 2002. The adoption of this Statement has not impacted the Corporation's financial statements, as it has no intangible assets.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which amends SFAS No. 121 by addressing business segments accounted for as a discontinued operation under Accounting Principles Board Opinion No. 30. This Statement was effective beginning January 1, 2002. The effect of this Statement on the financial position and results of operations of the Corporation was not material.

NOTE 2 - SECURITIES

Securities at March 31, 2002 and December 31, 2001 were as follows:


                                                            March 31, 2002
                                       ------------------------------------------------------
                                                          Gross         Gross
                                         Amortized      Unrealized   Unrealized       Fair
                                           Cost           Gains         Losses        Value
                                           ----           -----         ------        -----
Available for sale
U.S. Treasury                          $   100,889   $      --     $    (4,186)   $    96,703
U.S. government and federal agencies    10,716,976        85,304      (106,494)    10,695,786
Mortgage-backed                          7,022,812        10,510       (67,848)     6,965,474
                                       -----------   -----------   -----------    -----------
  Total debt securities                 17,840,677        95,814      (178,528)    17,757,963
Other securities                           284,540          --            --          284,540
                                       -----------   -----------   -----------    -----------

  Total                                $18,125,217   $    95,814   $  (178,528)   $18,042,503
                                       ===========   ===========   ===========    ===========

Held to maturity
State and municipal                    $ 4,691,754   $    76,289   $   (50,974)   $ 4,717,069
                                       ===========   ===========   ===========    ===========


--------------------------------------------------------------------------------

                                   (Continued)


                                                                              7.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

                                                          December 31, 2001
                                      -------------------------------------------------------
                                                         Gross        Gross
                                         Amortized      Unrealized    Unrealized     Fair
                                           Cost          Gains         Losses        Value
                                           ----          -----         ------        -----
Available for sale
U.S. Treasury                          $    99,978   $       542   $      --      $   100,520
U.S. government and federal agencies    10,722,076       133,398       (48,905)    10,806,569
Mortgage-backed                          6,588,863        34,650       (53,210)     6,570,303
                                       -----------   -----------   -----------    -----------
  Total debt securities                 17,410,917       168,590      (102,115)    17,477,392
Other securities                           281,340          --            --          281,340
                                       -----------   -----------   -----------    -----------

  Total                                $17,692,257   $   168,590   $  (102,115)   $17,758,732
                                       ===========   ===========   ===========    ===========

Held to maturity
State and municipal                    $ 4,159,220   $    78,354   $   (59,595)   $ 4,177,979
                                       ===========   ===========   ===========    ===========

Sales of available for sale securities were as follows:

                                                    Three Months Ended
                                                         March 31,
                                                         ---------
                                                     2002         2001
                                                     ----         ----
  Proceeds                                       $       --    $ 506,020
  Gross gains                                            --        6,020
  Gross losses                                           --           --


The amortized cost and estimated fair values of securities at March 31, 2002, by expected maturity, are shown below. Actual maturities may differ from expected maturities because certain borrowers may have the right to call or repay obligations with or without penalties.

                           Available-for-Sale Securities    Held-to-Maturity Securities
                           -----------------------------    ---------------------------
                              Amortized        Fair           Amortized        Fair
                                 Cost          Value             Cost          Value
                                 ----          -----             ----          -----
Due in one year or less      $ 1,260,726   $ 1,261,267      $   203,787   $   208,822
Due in one to five years       7,956,817     7,960,700        1,092,839     1,134,363
Due in five to ten years       6,929,785     6,876,307        1,167,808     1,194,968
Due after ten years            1,693,349     1,659,689        2,227,320     2,178,916
Other securities                 284,540       284,540             --            --
                             -----------   -----------      -----------   -----------

                             $18,125,217   $18,042,503      $ 4,691,754   $ 4,717,069
                             ===========   ===========      ===========   ===========


Securities with a carrying value of approximately $9,343,000 at March 31, 2002 and $9,425,000 at December 31, 2001 were pledged to secure deposits and for other purposes.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                              8.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 3 - LOANS

Loans at March 31, 2002 and December 31, 2001 were as follows:

                                                  March 31,      December 31,
                                                    2002            2001
                                                    ----            ----

       Commercial                              $  8,223,641    $  8,539,061
       Installment                               23,365,207      23,759,858
       Real estate                               25,621,751      24,550,130
       Credit card                                  696,998         758,579
       Other                                         58,085          50,538
                                               ------------    ------------
                                                 57,965,682      57,658,166
       Net deferred loan costs                      546,989         549,213
       Allowance for loan losses                   (713,092)       (713,988)
                                               ------------    ------------

                                               $ 57,799,579    $ 57,493,391
                                               ============    ============

Activity in the allowance for loan losses for the three months ended March 31, 2002 and 2001 was as follows:

                                                       2002            2001

       Balance - January 1                     $    713,988    $    609,753
       Loans charged-off                           (116,308)        (70,306)
       Recoveries                                    15,412          18,120
       Provision for loan losses                    100,000          75,000
                                               ------------    ------------

       Balance - March 31                      $    713,092    $    632,567
                                               ============    ============

The balance of loans evaluated for impairment on an individual basis at March 31, 2002 and December 31, 2001 and for the three months ended March 31, 2002 and 2001 was not material

Nonperforming loans were as follows:
                                                        March 31,   December 31,
                                                          2002          2001
                                                          ----          ----

       Loans past due over 90 days still on accrual    $   49,590    $  167,839
       Loans on nonaccrual                                160,421       225,473

Nonperforming loans include smaller balance homogeneous loans such as residential real estate, installment and credit card loans that are collectively evaluated for impairment.

--------------------------------------------------------------------------------

                                   (Continued)


                                                                              9.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 4 - BORROWINGS

Federal funds purchased, borrowings from the Federal Home Loan Bank of Cincinnati and a line of credit with a large national bank are financing arrangements used by the Corporation. Borrowings at March 31, 2002 and December 31, 2001 were as follows.


                                                                     March 31,    December 31,
                                                                        2002         2001
                                                                        ----         ----
Short-term borrowing under line of credit of $1,500,000, 3.95% at
   March 31, 2002                                                   $  500,000   $  500,000
Fixed-rate FHLB advance, 3.77% due January 23, 2002                       --      1,000,000
Convertible fixed-rate FHLB advance until January 24, 2002,
   4.68%, due January 24, 2011                                       1,000,000    1,000,000
Mortgage-matched FHLB advance, 5.91%, maturity June 14, 2011           330,300      336,963
                                                                    ----------   ----------
                                                                    $1,830,300   $2,836,963
                                                                    ==========   ==========

The interest rate on the convertible advance is fixed for a specific period of time, then convertible to a variable rate at the option of the FHLB. If the convertible option is exercised, the advance may be prepaid without penalty. The mortgage-matched advance requires monthly principal and interest payments.

The Bank has a line of credit agreement with the FHLB, which is collateralized by a blanket pledge on eligible real estate loans and the Bank's FHLB stock. As of March 31, 2002, the Bank has approximately $7,925,000 still available for future advances.

NOTE 5 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES

Various contingent liabilities are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the financial condition or results of operations.

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at the exercise of the commitment.

A summary of the contractual amounts of financial instruments with off-balance-sheet risk at March 31, 2002 and December 31, 2001 follows:


                                                  March 31,      December 31,
                                                    2002            2001
                                                    ----            ----
       Commitments to extend credit          $   3,416,000    $   3,528,000
       Credit card arrangements                  2,694,000        2,589,000
       Overdraft protection                        823,000          824,000


--------------------------------------------------------------------------------

                                   (Continued)


                                                                             10.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE 6 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows for the three months ended March 31, 2002 and 2001:

                                                           Three Months Ended
                                                                March 31
                                                                --------
                                                          2002           2001
                                                          ----           ----
Unrealized holding gains and losses on
  available-for-sale securities                        $(149,189)     $ 193,391
Reclassification adjustments for (gains)
  and losses later recognized as income                     --           (6,020)
                                                       ---------      ---------
Net unrealized gains and losses                         (149,189)       187,371
Tax effect                                                50,725        (63,706)
                                                       ---------      ---------

Other comprehensive income (loss)                      $  98,464      $ 123,665
                                                       =========      =========

--------------------------------------------------------------------------------


                                                                             11.

                           OHIO STATE BANCSHARES, INC.
                         PART I - FINANCIAL INFORMATION;
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

--------------------------------------------------------------------------------

INTRODUCTION

The following discussion focuses on the consolidated financial condition of Ohio State Bancshares, Inc. at March 31, 2002, compared to December 31, 2001, and the consolidated results of operations for the three months ended March 31, 2002, compared to the same period in 2001. The purpose of this discussion is to provide the reader with a more thorough understanding of the consolidated financial statements than what could be obtained from an examination of the financial statements alone. This discussion should be read in conjunction with the interim consolidated financial statements and related footnotes.

When used in this Form 10-QSB or future filings by the Corporation with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

See Exhibit 99, which is incorporated herein by reference.

The Corporation is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations except as discussed herein.

FINANCIAL CONDITION

The Corporation has experienced a 1.63% decrease in total assets since December 31, 2001, as total assets decreased $1,487,000 from $91,407,000 at December 31, 2001 to $89,920,000 at March 31, 2002. Most of this decrease in total assets is attributable to the $1,593,000 decrease in total deposits and FHLB borrowings. This decrease in funding along with an increase in securities of $816,000 and a net increase in loans of $306,000 led to the decrease in cash and cash equivalents of $2,745,000. For a detailed analysis of the Corporation's sources and uses of cash, refer to the March 31, 2002 Condensed Consolidated Statements of Cash Flows contained within this Form 10-QSB.

Securities available for sale and securities held to maturity increased $816,000 from $21,918,000 at December 31, 2001 to $22,734,000 at March 31, 2002. The
increase was primarily the result of $1,546,000 in purchases partially offset by $567,000 of maturities and principal paydowns and a $149,000 decrease in the fair market value of securities available for sale.

Net loans increased $306,000, or 0.53% during the period from December 31, 2001 to March 31, 2002. This is primarily due to an increase of $1,072,000 in real estate loans partially offset by decreases in commercial loans of $315,000, installment loans of $395,000, and credit card loans of $62,000. The moderate decrease in commercial and installment loans is a combination of economic conditions, large incentives and "zero" percent financing offers from auto makers, and the Corporation's strategy to emphasize the real estate portfolio.

The allowance for loan losses decreased slightly to $713,000, or 1.22% of total loans, as of March 31, 2002 compared to $714,000, or 1.23% of total loans, at December 31, 2001. Management is actively monitoring problem

--------------------------------------------------------------------------------


                                                                             12.

                           OHIO STATE BANCSHARES, INC.
                         PART I - FINANCIAL INFORMATION;
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

--------------------------------------------------------------------------------

loans and has increased collection efforts to reduce charge-offs in future periods. Should charge-offs, classified loans or delinquencies significantly change, management will increase the provision for loan losses in order to maintain the allowance for loan losses at a level adequate to absorb probable losses in the loan portfolio.

Total deposits decreased $586,000, or 0.72% from December 31, 2001 to March 31, 2002. The decrease in deposits was primarily due to the cyclical cash needs of customers and current market conditions. Borrowings decreased $1,007,000, or 35.48% during the same time period. $1,000,000 of this decrease was due to a scheduled maturity of a Federal Home Loan Bank borrowing on January 23, 2002. Due to management's knowledge of the borrowing maturity and expectations of some commercial deposit run-off, caused by tax payments and lower interest rates, liquidity levels at December 31, 2001 were purposefully higher than usual. Liquidity levels at March 31, 2002 are more in line with management goals to manage trade-offs between liquidity and profitability.

RESULTS OF OPERATIONS

The operating results of the Corporation are affected by general economic conditions, the monetary and fiscal policies of federal agencies and the regulatory policies of agencies that regulate financial institutions. The Corporation's cost of funds is influenced by interest rates on competing investments and general market rates of interest. Lending activities are influenced by consumer and business demand, which, in turn, is affected by the interest rates at which such loans are made, general economic conditions and the availability of funds for lending activities.

The Corporation's net income is primarily dependent upon its net interest income, which is the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Provisions for loan losses, service charges, gains on the sale of assets and other income, noninterest expense and income taxes also affect net income.

Net income for the three months ended March 31, 2002 was $215,000, or $55,000 more than the same period in 2001. The reason for the increase in earnings was primarily due to an increase in net interest income of $211,000 partially offset by an increase in provisions for loan losses of $25,000, a decrease in noninterest income of $49,000, an increase in noninterest expense of $64,000, and an increase in federal income taxes of $18,000.

Net interest income is the largest component of the Corporation's income and is affected by the interest rate environment and the volume and composition of interest-earning assets and interest-bearing liabilities. Net interest income increased by $211,000, or 28.12% for the three months ended March 31, 2002 compared to the same period in 2001. The increase in net interest income is attributable to increased average earning asset balances, better rate pricing, and the utilization of more advanced analytical tools to monitor liquidity levels and maturity gaps between interest sensitive assets and liabilities.

Noninterest income was down $49,000, or 25.84%, for the three months ended March 31, 2002 versus the same period in 2001. $68,000 of the decrease is attributable to the USDA guaranteed loan sale which was a one time gain recognized early in 2001. Adding to noninterest income was fees for customer services, which was up $24,000, or 25.20% compared to the same period in 2001. This increase was due to the Bank's Bounce Protection program which was not fully implemented until February of 2001. This program has been very successful in providing fee income for the Bank while providing many Bank customers with a cheaper and more convenient alternative to the local check cashing associations.

Noninterest expense was up $64,000, or 10.00%, for the three months ended March 31, 2002 versus the same period in 2001. The largest fluctuations in this category came from salaries and employee benefits, professional fees, advertising and public relations expense, and loan collection and repossessions expense. Salaries and employee benefits are up $58,000, or 20.52% from the previous year. This is mainly due to the increase of 5 full-time

--------------------------------------------------------------------------------


                                                                             13.

                           OHIO STATE BANCSHARES, INC.
                         PART I - FINANCIAL INFORMATION;
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

--------------------------------------------------------------------------------

equivalent employees from 26 at March 31, 2001 to 31 full-time equivalent employees at March 31, 2002 and higher compensation based incentive plans for Bank management. Professional fees decreased $21,000, or 36.41% due to higher attorney and accounting fees in the first quarter of 2001 relating to a lawsuit and a federal tax audit. Advertising and public relations expense decreased by $8,000, or 32.05% due to an advertising campaign in 2001 to promote the Bounce Protection program and a new line of checking products. Loan collection and repossessions expense increased $8,000, or 71.37% from the previous year due to increased charge off activity. Gross charge-offs for the first quarter of 2001 were $70,000 compared to $116,000 during the same period in 2002. The increased charge-offs also were the underlying reason for an increase to loan loss provisions of $25,000 from 2001 to 2002.

CAPITAL RESOURCES

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action having a direct material affect on the operations of the Bank.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                       Capital to risk-
                                       weighted assets        Tier 1 capital
                                       ---------------        --------------
                                    Total         Tier 1     to average assets
                                    -----         ------     -----------------

       Well capitalized              10%            6%            5%
       Adequately capitalized         8%            4%            4%
       Undercapitalized               6%            3%            3%

At March 31, 2002 and December 31, 2001, the actual capital ratios for the Bank were:

                                                     March 31,     December 31,
                                                       2002          2001
                                                       ----          ----

       Total capital to risk-weighted assets           12.2%         11.9%
       Tier 1 capital to risk-weighted assets          11.1           10.7
       Tier 1 capital to average assets                7.5            7.2

At March 31, 2002 and December 31, 2001, the Bank was categorized as well capitalized. However, OSB must obtain prior written approval from the Federal Reserve Bank before paying dividends to its shareholders.

LIQUIDITY

Liquidity management focuses on the ability to have funds available to meet the loan and depository transaction needs of the Bank's customers and the Corporation's other financial commitments. Cash and cash equivalent assets (which include deposits this Bank maintains at other banks, federal funds sold and other short-term investments)

--------------------------------------------------------------------------------


                                                                             14.

                           OHIO STATE BANCSHARES, INC.
                         PART I - FINANCIAL INFORMATION;
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

--------------------------------------------------------------------------------

totaled $5,457,000 at March 31, 2002 and $8,202,000 at December 31, 2001. These
assets provide the primary source of funds for loan demand and deposit balance fluctuations. Additional sources of liquidity are securities classified as available for sale and access to Federal Home Loan Bank advances, as the Bank is a member of the Federal Home Loan Bank of Cincinnati.

Taking into account the capital adequacy, profitability and reputation maintained by the Corporation, available liquidity sources are considered adequate to meet current and projected needs. See the Condensed Consolidated Statements of Cash Flows for a more detailed review of the Corporation's sources and uses of cash.


--------------------------------------------------------------------------------


                                                                             15.

                           OHIO STATE BANCSHARES, INC.
                                   FORM 10-QSB
                          Quarter ended March 31, 2002
                           PART II - OTHER INFORMATION

--------------------------------------------------------------------------------

Item 1 -       LEGAL PROCEEDINGS:
               There are no matters required to be reported under this item.

Item 2 -       CHANGES IN SECURITIES:
               There are no matters required to be reported under this item.

Item 3 -       DEFAULTS UPON SENIOR SECURITIES:
               There are no matters required to be reported under this item.

Item 4 -       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS:
               There are no matters required to be reported under this item.

Item 5 -       OTHER INFORMATION:
               There are no matters required to be reported under this item.

Item 6 -       EXHIBITS AND REPORTS ON FORM 8-K:
               (a) Exhibit 99 - Safe Harbor Under Private Securities Litigation Reform Act of 1995.

               (b) No current reports on Form 8-K were filed by the small business issuer during the quarter ended March 31, 2002.


--------------------------------------------------------------------------------


                                                                             16.

                           OHIO STATE BANCSHARES, INC.

                                   SIGNATURES

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     OHIO STATE BANCSHARES, INC.
                                    ---------------------------------------
                                     (Registrant)

Date:    May 10, 2002                /s/ Gary E. Pendleton
     -----------------------        ---------------------------------------
                                     (Signature)
                                     Gary E. Pendleton
                                     President and Chief Executive Officer

Date:    May 10, 2002               /s/ Todd M. Wanner
     -----------------------        ---------------------------------------
                                     (Signature)
                                     Todd M. Wanner
                                     Vice President and Chief Financial Officer


--------------------------------------------------------------------------------


                                                                             17.

                                  Index to Exhibits

--------------------------------------------------------------------------------

EXHIBIT NUMBER          DESCRIPTION                   PAGE NUMBER
--------------          -----------                   -----------

        99        Safe Harbor Under the       Incorporated by reference to
                  Private Securities          Exhibit 99 to Annual Report
                  Litigation Reform Act       on Form 10-KSB for the year ended
                  of 1995                     December 31, 1999 filed by the
                                              Small Business Issuer on March 29,
                                              2000.

--------------------------------------------------------------------------------

                                                                             18.

                              OHIO STATE BANCSHARES


                           [BACK COVER OF PROSPECTUS]



                           OHIO STATE BANCSHARES, INC.
                               111 S. MAIN STREET
                               MARION, OHIO 43302
                                 (740) 387-2265




- NONE OF THE SECURITIES OFFERED BY THIS PROSPECTUS ARE DEPOSITS OR ACCOUNTS. THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

- WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION THAT DIFFERS FROM THE INFORMATION IN THIS PROSPECTUS. IF YOU RECEIVE ANY DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT.

- THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES.

- THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation or is serving at the request of the corporation as director, trustee, officer, employer or agent of another corporation, trust or other enterprise, against liability incurred in the proceeding if the person:
(i) acted in good faith and (ii) the individual believed his conduct was in the corporation's best interest or was not opposed to the corporation's best interest and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. Certain additional limitations apply to the right to indemnification when the lawsuit is brought by or in the name of the corporation.

         The OGCL further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

                  The Registrant's Articles of Incorporation provide that the directors and officers of the Registrant are entitled to be indemnified to the full extent permitted by law in connection with their service to the Registrant or to another organization at the request of the Registrant. The Registrant's Articles of Incorporation also provide for indemnification of the directors of the Registrant for personal liability for monetary damages resulting from breach of their fiduciary duty as directors except for: (i) any breach of the directors' duty of loyalty to the Registrant business issuer or its shareholder;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the director derived an improper personal benefit.


         Registrant maintains a directors' and officers' liability insurance policy, including reimbursement of Registrant, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the sale and distribution of the common shares being registered. All amounts shown are estimates, except the SEC registration fee, and assume the sale of 44,000 shares, the maximum number of shares offered.

             ---------------------------------------------------------------
             SEC registration fee                                     $280
             ---------------------------------------------------------------
             EDGAR, printing and mailing costs                       3,000
             ---------------------------------------------------------------
             Fees and expenses of counsel                           50,000
             ---------------------------------------------------------------
             Accounting and related expenses                         5,000
             ---------------------------------------------------------------
             Blue Sky fees and expenses                              2,000
             ---------------------------------------------------------------
             Miscellaneous                                           5,000
             ---------------------------------------------------------------
             Total                                                 $65,280
             ---------------------------------------------------------------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Registrant has not sold any securities within the past three years without registering them under the Securities Act.


ITEM 27.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form SB-2:

Exhibit Number                      Description
--------------                      -----------

       1          Underwriting Agreement with Community Banc Investments, Inc.

       3.1        Amended Articles of Incorporation of the Company*

       3.2        Code of Regulations of the Company*


       4          Instruments defining the rights of shareholders,
                           including indentures

                           A. Instruments defining the rights of Company's shareholders are included in the Articles of Incorporation and Code of Regulations*

       5                   Opinion of Werner & Blank, LLC, regarding
                           Ohio State Bancshares, Inc. common shares, and consent

       8 Opinion of Werner & Blank, LLC, regarding tax matters, and consent

       10.1                Lease Agreement Between Henney and Cooper, Inc.
                           and The Marion Bank for Branch on Richland Road in Marion, Ohio**

       10.2                Executive Indexed Salary Continuation Plan
                           Agreement for President**

       10.3 Change in Control Agreement between Company and Gary E. Pendleton***

       10.4                Change in Control Agreement between Company and Steven M. Strine****

       10.5                Change in Control Agreement between Company and Todd M. Wanner****

       10.6                Change in Control Agreement between Company and Cynthia L. Sparling****

       21                  Description of Subsidiary of the Company**

       23.1                Consent of Crowe, Chizek and Company LLP

       23.2                Consent of Werner & Blank, LLC (the
                           consent is contained in that firm's opinion filed as Exhibit (5))

       23.3                Consent of Werner & Blank, LLC
                           (the consent is contained in that firm's opinion filed as Exhibit (8))

       24                  Power of Attorney

       99.1                Form of Subscription Agreement for Rights Offering

       99.2                Form of Subscription Agreement for Community Offering

       99.3                Cover letter to accompany prospectus delivery to shareholders

* Incorporated by reference from the Registrant's filing on Form S-4 (File No. 33-75866) Amendment No. 2 to Registration Statement, effective
       March 16, 1995.

** Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 (File No. 000-28648).

*** Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000 (File No. 000-28648).

**** Incorporated by reference from the Registrant's Current Report on Form 8-K filed June 26, 2002 (File No. 000-28648).

ITEM 28.  UNDERTAKINGS.

          (a)  The undersigned small business issuer hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) The small business issuer undertakes to supplement the prospectus, after the end of the initial subscription period for existing shareholders of the small business issuer, to include the results of the subscription offer, the transactions by the underwriter during the subscription period, the amount of unsubscribed securities that the underwriter will purchase and the terms of any later reoffering. If the underwriter makes any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to officers, directors, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Marion, State of Ohio on June 25, 2002.

                                  Ohio State Bancshares, Inc.



                                  By: /s/ Gary E. Pendleton
                                     -------------------------------------------
                                     Gary E. Pendleton
                                     President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


/s/ Gary E. Pendleton                                      /s/ Todd M. Wanner
------------------------------------------                    -----------------------------------------
Gary E. Pendleton, President,                                 Todd M. Wanner
Chief Executive Officer and Director                          Chief Financial Officer
Dated: June 25, 2002                                          (Principal Financial and Principal
                                                              Accounting Officer)
                                                              Dated: June 25, 2002

*Samuel J. Birnbaum, Director                                 *Theodore L. Graham, Director
*John D. Owens, Director                                      *F. Winton Lackey, Director
*Lois J. Fisher, Director                                     *Fred K. White, Director
*Thurman R. Mathews, Director                                 *Lloyd L. Johnston, Director
*Peter B. Miller, Director


* Gary E. Pendleton hereby signs this Registration Statement on June 25, 2002 on behalf of each of the persons so indicated for whom he is attorney-in-fact pursuant to a power of attorney filed herewith, which persons together with Mr.
Pendleton, constituted a majority of the members of the registrant's Board of Directors.

                                                              /s/ Gary E. Pendleton
                                                              -----------------------------------------
                                                              Gary E. Pendleton

                                  Exhibit Index

Exhibit 1           Underwriting Agreement with Community Banc Investments, Inc.

Exhibit 3.1         Amended Articles of Incorporation of the Company. *

Exhibit 3.2         Code of Regulations of the Company.*

Exhibit 4           Instruments defining the rights of shareholders, including indentures

                           A.       Instruments  defining  the rights of  Company's  shareholders  are included in the
                                    Articles of Incorporation and Code of Regulations*.

Exhibit 5                  Opinion of Werner & Blank, LLC, regarding Ohio State Bancshares, Inc. Common Stock, and Consent

Exhibit 8                  Opinion of Werner & Blank LLC, regarding tax matters

Exhibit 10.1               Lease Agreement Between Henney and Cooper,  Inc. and The Marion Bank for Branch on Richland
                           Road in Marion, Ohio*

Exhibit 10.2               Executive Indexed Salary Continuation Plan Agreement for President*


Exhibit 10.3               Change in Control Agreement between the Company and Gary E. Pendleton*


Exhibit 10.4               Change in Control Agreement between Company and Steven M. Strine*


Exhibit 10.5               Change in Control Agreement between Company and Todd M. Wanner*


Exhibit 10.6               Change in Control Agreement between Company and Cynthia L. Sparling*


Exhibit 21                 Description of Subsidiary of the Company**

Exhibit 23.1               Consent of Crowe, Chizek and Company LLP

Exhibit 23.2               Consent of Werner & Blank,  LLC (the consent is contained in that firm's  opinions filed as
                           Exhibit (5))

Exhibit 23.3               Consent of Werner & Blank,  LLC. (the consent is contained in that firm's  opinion filed as
                           Exhibit (8))

Exhibit 24                 Power of Attorney

Exhibit 99.1               Form of Subscription Agreement for Rights Offering

Exhibit 99.2               Form of Subscription Agreement for Community Offering

Exhibit 99.3               Cover letter to accompany prospectus delivery to shareholders

* Incorporated by reference